CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$10,000,000	$713.00*

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
*	This additional filing fee relates solely to the additional issuance of $10,000,000 principal amount of the Securities (CUSIP: 06740J2J8), A filing fee of $142.60 for the issuance of the $2,000,000 principal amount of the Securities (CUSIP: 06740J2J8) was previously paid in connection with the issuance dated February 26, 2010. The new aggregate issuance amount of each of the Securities is $12,000,000.

Pricing Supplement	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)

February 23, 2010, amended as of May 12, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: February 26, 2010

•	Initial valuation date: February 23, 2010

•	Final valuation date: August 23, 2010

•	Maturity date: August 26, 2010

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.91%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
American Eagle Outfitters, Inc.	$16.43	PS-9	AEO	$2,000,000	9.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4430	06740J2E9/ US06740J2E90
AK Steel Holding Corporation	$22.23	PS-11	AKS	$2,000,000	13.75%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4431	06740J2F6/ US06740J2F65
Apollo Group, Inc.	$58.80	PS-13	APOL	$2,000,000	9.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4432	06740J2G4/ US06740J2G49
Bucyrus International, Inc.	$59.48	PS-15	BUCY	$2,000,000	10.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4433	06740J2H2/ US06740J2H22
Cliffs Natural Resources Inc.	$52.72	PS-17	CLF	$12,000,000 ***	10.50%	75.0%	98.375%	$11,805,000	1.625%	$195,000	E-4434	06740J2J8/ US06740J2J87
Consol Energy Inc.	$47.16	PS-19	CNX	$2,000,000	10.25%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4435	06740J2K5/ US06740J2K50
Capital One Financial Corporation	$37.03	PS-21	COF	$2,000,000	10.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4436	06740J2L3/ US06740J2L34
Cogent, Inc.	$10.30	PS-23	COGT	$2,000,000	9.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4437	06740J2M1/ US06740J2M17
salesforce.com, inc.	$68.24	PS-25	CRM	$2,000,000	10.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4438	06740J2N9/ US06740J2N99
Community Health Systems, Inc.	$34.73	PS-27	CYH	$2,000,000	8.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4439	06740J2P4/ US06740J2P48
Delta Airlines, Inc.	$12.64	PS-29	DAL	$2,000,000	12.00%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-4440	06740J2Q2/ US06740J2Q21
Discover Financial Services	$13.47	PS-31	DFS	$2,000,000	10.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4441	06740J2R0/ US06740J2R04
DryShips Inc.	$5.45	PS-33	DRYS	$2,000,000	15.75%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4442	06740J2S8/ US06740J2S86
Diana Shipping Inc.	$13.64	PS-35	DSX	$2,000,000	9.50%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4443	06740J2T6/ US06740J2T69
Ford Motor Company	$11.60	PS-37	F	$2,000,000	9.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4444	06740J2U3/ US06740J2U33
Fifth Third Bancorp	$12.27	PS-39	FITB	$2,000,000	10.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4445	06740J2V1/ US06740J2V16
Green Mountain Coffee Roasters, Inc.	$81.19	PS-41	GMCR	$2,000,000	10.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4446	06740J2W9/ US06740J2W98
Genworth Financial, Inc. (Class A)	$15.26	PS-43	GNW	$2,000,000	10.50%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4447	06740J2X7/ US06740J2X71
Garmin Ltd.	$34.45	PS-45	GRMN	$2,000,000	10.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4448	06740J2Y5/ US06740J2Y54
The Goodyear Tire & Rubber Company	$12.74	PS-47	GT	$2,000,000	10.25%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4449	06740J2Z2/ US06740J2Z20
The Hartford Financial Services Group, Inc.	$23.85	PS-49	HIG	$2,000,000	10.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4450	06740J3A6/ US06740J3A69
IAMGOLD Corporation	$13.89	PS-51	IAG	$2,000,000	11.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4451	06740J3B4/ US06740J3B43
InterOil Corporation	$62.27	PS-53	IOC	$2,000,000	20.00%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-4452	06740J3C2/ US06740J3C26
The Interpublic Group of Companies, Inc.	$6.85	PS-55	IPG	$2,000,000	10.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4453	06740J3D0/ US06740J3D09
KeyCorp	$6.74	PS-57	KEY	$2,000,000	11.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4454	06740J3E8/ US06740J3E81
Las Vegas Sands Corp.	$16.09	PS-59	LVS	$2,000,000	14.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4455	06740J3F5/ US06740J3F56
Marvell Technology Group Ltd.	$19.42	PS-61	MRVL	$2,000,000	10.25%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4456	06740J3G3/ US06740J3G30
Office Depot, Inc.	$6.88	PS-63	ODP	$2,000,000	12.25%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4457	06740J3H1/ US06740J3H13
Southern Copper Corporation	$29.43	PS-65	SCCO	$2,000,000	9.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4458	06740J3J7/ US06740J3J78
Potash Corporation of Saskatchewan Inc.	$110.18	PS-67	POT	$2,000,000	9.50%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4459	06740JA26/ US06740JA261
Regions Financial Corporation	$6.53	PS-69	RF	$2,000,000	12.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4460	06740JA34/ US06740JA345
Rambus Inc.	$21.54	PS-71	RMBS	$2,000,000	15.00%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4461	06740JA42/ US06740JA428
Smith International, Inc.	$40.76	PS-73	SII	$2,000,000	9.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4462	06740JA59/ US06740JA592
Superior Energy Services, Inc.	$20.60	PS-75	SPN	$2,000,000	8.50%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4463	06740JA67/ US06740JA675
SunTrust Banks, Inc.	$22.76	PS-77	STI	$2,000,000	10.25%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4464	06740JA75/ US06740JA758
Seagate Technology	$20.33	PS-79	STX	$2,000,000	10.25%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4465	06740JA83/ US06740JA832
SolarWinds, Inc.	$19.37	PS-81	SWI	$2,000,000	10.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4466	06740JA91/ US06740JA915
Southwestern Energy Company	$42.49	PS-83	SWN	$2,000,000	8.50%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4467	06740JB25/ US06740JB251
Titanium Metals Corporation	$11.73	PS-85	TIE	$2,000,000	12.50%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4468	06740JB33/ US06740JB335
Trina Solar Limited (ADR)	$22.96	PS-87	TSL	$12,000,000	16.50%	70.0%	98.375%	$11,805,000	1.625%	$195,000	E-4469	06740JB41/ US06740JB418
Textron Inc.	$19.53	PS-89	TXT	$2,000,000	9.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4470	06740JB58/ US06740JB582
UAL Corporation	$15.58	PS-91	UAUA	$2,000,000	20.00%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-4471	06740JB66/ US06740JB665
Weatherford International Ltd.	$16.24	PS-93	WFT	$2,000,000	10.00%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-4472	06740JB74/ US06740JB749
United States Steel Corporation	$51.09	PS-95	X	$2,000,000	10.75%	75.0%	98.375%	$1,967,500	1.625%	$32,500	E-4473	06740JB82/ US06740JB822
Zions Bancorporation	$18.18	PS-97	ZION	$2,000,000	12.00%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-4474	06740JB90/ US06740JB905

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.625% of the principal amount of the notes, or $16.25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.
***	The aggregate principal amount of $12,000,000 includes an issuance of $10,000,000 aggregate principal amount of the applicable Notes on May 13, 2010. The original $2,000,000 aggregate principal amount of the applicable Notes was issued on February 26, 2010. The applicable Notes further issued will have the same CUSIP and ISIN numbers as the applicable Notes originally issued

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus.

Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

U.S. holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a U.S. holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

American Eagles Outfitters, Inc.

According to publicly available information, American Eagle Outfitters, Inc. (the “Company”) designs, markets and sells its own brand of high quality, on-trend clothing, accessories and personal care products at affordable prices while targeting 15 to 25 year-old customers.

As of January 31, 2009, the Company had approximately 37,500 employees in the United States and Canada, of whom approximately 31,000 were part-time and seasonal hourly employees.

The linked share’s SEC file number is 001-33338.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	$33.00	$29.47	$29.99
June 29, 2007	$31.33	$25.27	$25.66
September 28, 2007	$28.28	$21.46	$26.31
December 31, 2007	$26.45	$20.20	$20.77
March 31, 2008	$23.84	$16.47	$17.51
June 30, 2008	$19.41	$13.31	$13.63
September 30, 2008	$18.00	$11.87	$15.25
December 31, 2008	$15.65	$6.99	$9.36
March 31, 2009	$12.95	$8.31	$12.24
June 30, 2009	$16.50	$11.76	$14.17
September 30, 2009	$17.40	$12.56	$16.86
December 31, 2009	$19.86	$14.37	$16.98
February 23, 2010*	$17.76	$15.51	$16.43

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AEO

Initial price: $16.43

Protection level: 80.00%

Protection price: $13.14

Physical delivery amount: 60 ($1,000/Initial price)

Fractional shares: 0.864273

Coupon: 9.00% per annum

Maturity: August 26, 2010

Dividend yield: 2.43% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		101.22%
+ 90%	4.50%		91.22%
+ 80%	4.50%		81.22%
+ 70%	4.50%		71.22%
+ 60%	4.50%		61.22%
+ 50%	4.50%		51.22%
+ 40%	4.50%		41.22%
+ 30%	4.50%		31.22%
+ 20%	4.50%		21.22%
+ 10%	4.50%		11.22%
+ 5%	4.50%		6.22%

0%	4.50%		1.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-3.78%
- 10%	4.50%	-5.50%	-8.78%
- 20%	4.50%	-15.50%	-18.78%
- 30%	N/A	-25.50%	-28.78%
- 40%	N/A	-35.50%	-38.78%
- 50%	N/A	-45.50%	-48.78%
- 60%	N/A	-55.50%	-58.78%
- 70%	N/A	-65.50%	-68.78%
- 80%	N/A	-75.50%	-78.78%
- 90%	N/A	-85.50%	-88.78%
- 100%	N/A	-95.50%	-98.78%

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. As of December 31, 2008, the Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$6.39	$4.10	$5.87
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
September 30, 2008	$67.35	$22.54	$25.92
December 31, 2008	$25.29	$5.20	$9.32
March 31, 2009	$13.07	$5.40	$7.12
June 30, 2009	$21.70	$6.81	$19.19
September 30, 2009	$24.27	$14.77	$19.73
December 31, 2009	$22.80	$15.04	$21.35
February 23, 2010*	$26.75	$19.22	$22.23

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $22.23

Protection level: 75.00%

Protection price: $16.67

Physical delivery amount: 44 ($1,000/Initial price)

Fractional shares: 0.984256

Coupon: 13.75% per annum

Maturity: August 26, 2010

Dividend yield: 0.90% per annum

Coupon amount per monthly: $11.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.875%		100.45%
+ 90%	6.875%		90.45%
+ 80%	6.875%		80.45%
+ 70%	6.875%		70.45%
+ 60%	6.875%		60.45%
+ 50%	6.875%		50.45%
+ 40%	6.875%		40.45%
+ 30%	6.875%		30.45%
+ 20%	6.875%		20.45%
+ 10%	6.875%		10.45%
+ 5%	6.875%		5.45%

0%	6.875%		0.45%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.875%	1.875%	-4.55%
- 10%	6.875%	-3.125%	-9.55%
- 20%	6.875%	-13.125%	-19.55%
- 30%	N/A	-23.125%	-29.55%
- 40%	N/A	-33.125%	-39.55%
- 50%	N/A	-43.125%	-49.55%
- 60%	N/A	-53.125%	-59.55%
- 70%	N/A	-63.125%	-69.55%
- 80%	N/A	-73.125%	-79.55%
- 90%	N/A	-83.125%	-89.55%
- 100%	N/A	-93.125%	-99.55%

Apollo Group, Inc.

According to publicly available information, Apollo Group, Inc. (the “Company”) is a private education provider that has been in the education business for more than 35 years. The Company offers innovative and distinctive educational programs and services both online and on-campus at the undergraduate, graduate and doctorate levels.

As of August 31, 2009, the Company utilized 448 facilities and employed 21,514 full-time employees and 31, 376 faculty employees.

The linked share’s SEC file number is 000-25232.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$86.80	$68.00	$86.11
June 30, 2004	$98.01	$82.80	$88.29
September 30, 2004	$94.30	$69.35	$73.37
December 31, 2004	$87.45	$62.56	$80.71
March 31, 2005	$84.20	$69.61	$74.06
June 30, 2005	$82.54	$65.98	$78.22
September 30, 2005	$79.25	$64.74	$66.39
December 30, 2005	$72.97	$57.40	$60.46
March 31, 2006	$63.26	$47.27	$52.51
June 30, 2006	$56.30	$50.10	$51.67
September 29, 2006	$52.00	$43.10	$49.24
December 29, 2006	$53.18	$33.33	$38.97
March 30, 2007	$48.85	$39.02	$43.90
June 29, 2007	$58.45	$42.59	$58.43
September 28, 2007	$65.49	$53.50	$60.15
December 31, 2007	$80.75	$60.03	$70.15
March 31, 2008	$81.68	$37.92	$43.20
June 30, 2008	$55.64	$42.32	$44.26
September 30, 2008	$68.48	$43.79	$59.30
December 31, 2008	$78.61	$48.32	$76.62
March 31, 2009	$90.00	$61.99	$78.33
June 30, 2009	$72.50	$55.35	$71.12
September 30, 2009	$74.75	$62.85	$73.67
December 31, 2009	$76.86	$52.79	$60.58
February 23, 2010*	$65.72	$55.25	$58.80

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APOL

Initial price: $58.80

Protection level: 80.00%

Protection price: $47.04

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.006803

Coupon: 9.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

Bucyrus International, Inc.

According to publicly available information, Bucyrus International, Inc. (the “Company”) is a leading designer and manufacturer of high productivity mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in major mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for this equipment. As of December 31, 2008, the size of the Company’s installed base of surface and mining original equipment was approximately $17.6 billion and $10 billion. The Company has manufacturing facilities in Australia, China, Germany, Poland and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States.

The Company was incorporated in Delaware in 1927 as the successor to a business that began producing excavation machines in 1880.

The linked share’s SEC file number is 0-50858.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	$11.82	$6.72	$11.20
December 31, 2004	$14.09	$8.97	$13.55
March 31, 2005	$15.58	$11.56	$13.02
June 30, 2005	$13.25	$10.53	$12.66
September 30, 2005	$16.49	$11.64	$16.38
December 30, 2005	$18.08	$12.74	$17.57
March 31, 2006	$24.70	$17.30	$24.10
June 30, 2006	$30.36	$18.87	$25.25
September 29, 2006	$26.71	$19.28	$21.21
December 29, 2006	$26.06	$19.94	$25.88
March 30, 2007	$29.22	$22.32	$25.75
June 29, 2007	$36.43	$25.20	$35.39
September 28, 2007	$39.88	$28.42	$36.47
December 31, 2007	$52.18	$35.22	$49.70
March 31, 2008	$57.00	$33.66	$50.83
June 30, 2008	$79.50	$49.37	$73.02
September 30, 2008	$75.99	$36.53	$44.68
December 31, 2008	$44.50	$13.66	$18.52
March 31, 2009	$23.46	$10.62	$15.18
June 30, 2009	$34.32	$14.45	$28.56
September 30, 2009	$37.70	$23.62	$35.62
December 31, 2009	$59.95	$31.80	$56.37
February 23, 2010*	$68.52	$47.81	$59.48

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BUCY

Initial price: $59.48

Protection level: 75.00%

Protection price: $44.61

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.812374

Coupon: 10.25% per annum

Maturity: August 26, 2010

Dividend yield: 0.17% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.09%
+ 90%	5.125%		90.09%
+ 80%	5.125%		80.09%
+ 70%	5.125%		70.09%
+ 60%	5.125%		60.09%
+ 50%	5.125%		50.09%
+ 40%	5.125%		40.09%
+ 30%	5.125%		30.09%
+ 20%	5.125%		20.09%
+ 10%	5.125%		10.09%
+ 5%	5.125%		5.09%

0%	5.125%		0.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.91%
- 10%	5.125%	-4.875%	-9.91%
- 20%	5.125%	-14.875%	-19.91%
- 30%	N/A	-24.875%	-29.91%
- 40%	N/A	-34.875%	-39.91%
- 50%	N/A	-44.875%	-49.91%
- 60%	N/A	-54.875%	-59.91%
- 70%	N/A	-64.875%	-69.91%
- 80%	N/A	-74.875%	-79.91%
- 90%	N/A	-84.875%	-89.91%
- 100%	N/A	-94.875%	-99.91%

Cliffs Natural Resources Inc.

According to publicly available information, Cliffs Natural Resources Inc. (the “Company”) is an international mining and natural resources company. The Company is the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia, and a significant producer of metallurgical coal. For the year ending December 31, 2008, the Company produced a total of 35.2 million tons of iron ore pellets, including 22.9 million tons for the Company’s account and 12.3 million tons on behalf of steel company owners of the mines.

The linked share’s SEC file number is: 001-08944.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$8.65	$5.25	$8.18
June 30, 2004	$8.60	$4.85	$7.05
September 30, 2004	$10.17	$6.22	$10.11
December 31, 2004	$13.51	$8.35	$12.98
March 31, 2005	$22.09	$11.70	$18.22
June 30, 2005	$18.88	$12.79	$14.44
September 30, 2005	$22.13	$14.21	$21.78
December 30, 2005	$24.81	$17.73	$22.14
March 31, 2006	$27.59	$20.12	$21.78
June 30, 2006	$25.21	$15.70	$19.82
September 29, 2006	$20.05	$16.58	$19.06
December 29, 2006	$24.73	$18.42	$24.22
March 30, 2007	$32.42	$23.00	$32.01
June 29, 2007	$46.03	$32.10	$38.84
September 28, 2007	$45.00	$28.21	$43.99
December 31, 2007	$53.09	$36.76	$50.40
March 31, 2008	$63.88	$38.63	$59.91
June 30, 2008	$121.88	$57.32	$119.19
September 30, 2008	$118.10	$42.16	$52.94
December 31, 2008	$53.30	$13.73	$25.61
March 31, 2009	$32.48	$11.81	$18.16
June 30, 2009	$32.11	$17.18	$24.47
September 30, 2009	$35.56	$19.45	$32.36
December 31, 2009	$48.08	$29.07	$46.09
March 31, 2010	$73.95	$39.14	$70.95
May 11, 2010*	$76.14	$50.84	$56.79

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 11, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CLF

Initial price: $52.72

Protection level: 75.00%

Protection price: $39.54

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.968134

Coupon: 10.50% per annum

Maturity: August 26, 2010

Dividend yield: 0.48% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.24%
+ 90%	5.25%		90.24%
+ 80%	5.25%		80.24%
+ 70%	5.25%		70.24%
+ 60%	5.25%		60.24%
+ 50%	5.25%		50.24%
+ 40%	5.25%		40.24%
+ 30%	5.25%		30.24%
+ 20%	5.25%		20.24%
+ 10%	5.25%		10.24%
+ 5%	5.25%		5.24%

0%	5.25%		0.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.76%
- 10%	5.25%	-4.75%	-9.76%
- 20%	5.25%	-14.75%	-19.76%
- 30%	N/A	-24.75%	-29.76%
- 40%	N/A	-34.75%	-39.76%
- 50%	N/A	-44.75%	-49.76%
- 60%	N/A	-54.75%	-59.76%
- 70%	N/A	-64.75%	-69.76%
- 80%	N/A	-74.75%	-79.76%
- 90%	N/A	-84.75%	-89.76%
- 100%	N/A	-94.75%	-99.76%

Consol Energy Inc.

According to publicly available sources, Consol Energy Inc. (“the Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels the Company produces. During the year ended December 31, 2008, the Company produced high-Btu bituminous coal from 17 mining complexes in the United States, including a fully consolidated, 49% owned, variable interest entity, and a 49% equity affiliate. The Company is the majority shareholder (83.3%) of CNX Gas Corporation. CNX Gas produces pipeline-quality coalbed methane gas from the Company’s coal properties in Pennsylvania, Virginia and West Virginia and oil and gas from properties in Tennessee and Virginia.

The linked share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$14.25	$10.12	$13.40
June 30, 2004	$18.37	$12.43	$18.00
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
June 29, 2007	$49.85	$38.89	$46.11
September 28, 2007	$50.21	$34.37	$46.60
December 31, 2007	$74.18	$45.04	$71.52
March 31, 2008	$84.18	$53.66	$69.19
June 30, 2008	$119.10	$67.33	$112.37
September 30, 2008	$112.21	$36.25	$45.89
December 31, 2008	$44.13	$18.51	$28.58
March 31, 2009	$37.61	$22.49	$25.24
June 30, 2009	$44.11	$24.05	$33.96
September 30, 2009	$49.84	$28.61	$45.11
December 31, 2009	$53.50	$42.18	$49.80
February 23, 2010*	$57.93	$43.98	$47.16

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $47.16

Protection level: 80.00%

Protection price: $37.73

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.204411

Coupon: 10.25% per annum

Maturity: August 26, 2010

Dividend yield: 0.85% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.43%
+ 90%	5.125%		90.43%
+ 80%	5.125%		80.43%
+ 70%	5.125%		70.43%
+ 60%	5.125%		60.43%
+ 50%	5.125%		50.43%
+ 40%	5.125%		40.43%
+ 30%	5.125%		30.43%
+ 20%	5.125%		20.43%
+ 10%	5.125%		10.43%
+ 5%	5.125%		5.43%

0%	5.125%		0.43%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.57%
- 10%	5.125%	-4.875%	-9.57%
- 20%	5.125%	-14.875%	-19.57%
- 30%	N/A	-24.875%	-29.57%
- 40%	N/A	-34.875%	-39.57%
- 50%	N/A	-44.875%	-49.57%
- 60%	N/A	-54.875%	-59.57%
- 70%	N/A	-64.875%	-69.57%
- 80%	N/A	-74.875%	-79.57%
- 90%	N/A	-84.875%	-89.57%
- 100%	N/A	-94.875%	-99.57%

Capital One Financial Corporation

According to publicly available information, Capital One Financial Corporation (the “Company”) is a diversified financial services company, incorporated in Delaware on July 21, 1994, whose banking and non-banking subsidiaries market a variety of financial products and services. The Company’s principal subsidiaries include Capital One Bank (“COB”), a Virginia state chartered bank that currently offers credit card products and deposit products and also can engage in a wide variety of lending and other financial activities; Capital One, National Association (“CONA”), which offers a broad spectrum of banking products and financial services to consumers, small businesses and commercial clients; Superior Savings of New England, N.A. focuses on telephonic and media-based generation of deposits; and Capital One Auto Finance, Inc. (“COAF”), which offers automobile and other motor vehicle financing products. As of January 1, 2008, COAF moved from a principal subsidiary of the Company to become a direct operating subsidiary of CONA. In the third quarter of 2007, the Company shut down the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage, an operating subsidiary of CONA. As of December 31, 2008, the Company had $108.6 billion in deposits and $146.9 billion in managed loans outstanding. The Company is among the largest issuers of Visa® and is the 10th largest depository institution in the United States.

The linked share’s SEC file number is 1-13300.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$76.66	$60.04	$75.43
June 30, 2004	$77.65	$61.15	$68.38
September 30, 2004	$75.49	$64.93	$73.90
December 31, 2004	$84.45	$67.62	$84.21
March 31, 2005	$84.75	$73.15	$74.77
June 30, 2005	$80.42	$69.10	$80.01
September 30, 2005	$85.97	$77.89	$79.52
December 30, 2005	$88.56	$71.15	$86.40
March 31, 2006	$90.04	$80.18	$80.52
June 30, 2006	$87.50	$80.45	$85.45
September 29, 2006	$87.17	$69.30	$78.66
December 29, 2006	$83.00	$74.00	$76.82
March 30, 2007	$83.84	$73.43	$75.46
June 29, 2007	$82.25	$70.24	$78.44
September 28, 2007	$79.44	$59.49	$66.43
December 31, 2007	$73.54	$44.40	$47.26
March 31, 2008	$57.68	$37.79	$49.22
June 30, 2008	$57.68	$37.31	$38.01
September 30, 2008	$63.50	$30.93	$51.00
December 31, 2008	$51.74	$23.29	$31.89
March 31, 2009	$34.67	$7.80	$12.24
June 30, 2009	$31.79	$11.66	$21.88
September 30, 2009	$39.70	$19.73	$35.73
December 31, 2009	$42.90	$32.57	$38.34
February 23, 2010*	$43.59	$34.03	$37.03

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COF

Initial price: $37.03

Protection level: 80.00%

Protection price: $29.62

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.005131

Coupon: 10.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.54% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.27%
+ 90%	5.00%		90.27%
+ 80%	5.00%		80.27%
+ 70%	5.00%		70.27%
+ 60%	5.00%		60.27%
+ 50%	5.00%		50.27%
+ 40%	5.00%		40.27%
+ 30%	5.00%		30.27%
+ 20%	5.00%		20.27%
+ 10%	5.00%		10.27%
+ 5%	5.00%		5.27%

0%	5.00%		0.27%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.73%
- 10%	5.00%	-5.00%	-9.73%
- 20%	5.00%	-15.00%	-19.73%
- 30%	N/A	-25.00%	-29.73%
- 40%	N/A	-35.00%	-39.73%
- 50%	N/A	-45.00%	-49.73%
- 60%	N/A	-55.00%	-59.73%
- 70%	N/A	-65.00%	-69.73%
- 80%	N/A	-75.00%	-79.73%
- 90%	N/A	-85.00%	-89.73%
- 100%	N/A	-95.00%	-99.73%

Cogent, Inc.

According to publicly available information, Cogent, Inc. (the “Company”) was initially incorporated in the state of California on April 20, 1990 as Cogent Systems, Inc. and was reincorporated in Delaware on May 3, 2004 as Cogent, Inc. As of December 31, 2008, the Company is a provider of advanced automated fingerprint identification systems (“AFIS”) solutions, which typically consist of the Company’s Programmable Matching Accelerator, servers and other AFIS equipment, including work stations and live-scans, bundled with its proprietary software, and other fingerprint biometrics products and solutions, to governments, law enforcement agencies and other organizations worldwide. The Company also provides professional services and technical support and maintenance services to its customers.

The linked share’s SEC file number is 000-50947.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	$19.03	$15.50	$18.22
December 31, 2004	$38.25	$17.61	$33.00
March 31, 2005	$34.48	$23.04	$25.18
June 30, 2005	$28.95	$19.54	$28.55
September 30, 2005	$33.10	$22.89	$23.75
December 30, 2005	$27.79	$21.10	$22.68
March 31, 2006	$27.00	$17.94	$18.34
June 30, 2006	$18.50	$13.70	$15.07
September 29, 2006	$15.49	$10.11	$13.73
December 29, 2006	$14.80	$10.10	$11.01
March 30, 2007	$13.98	$10.18	$13.45
June 29, 2007	$15.62	$12.92	$14.69
September 28, 2007	$17.02	$12.71	$15.68
December 31, 2007	$17.00	$10.20	$11.15
March 31, 2008	$11.50	$8.28	$9.43
June 30, 2008	$12.77	$8.85	$11.37
September 30, 2008	$12.38	$9.61	$10.22
December 31, 2008	$14.40	$7.90	$13.57
March 31, 2009	$13.59	$9.51	$11.90
June 30, 2009	$12.74	$9.95	$10.73
September 30, 2009	$11.62	$9.84	$10.10
December 31, 2009	$10.55	$7.96	$10.39
February 23, 2010*	$11.33	$9.81	$10.30

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COGT

Initial price: $10.30

Protection level: 80.00%

Protection price: $8.24

Physical delivery amount: 97 ($1,000/Initial price)

Fractional shares: 0.087379

Coupon: 9.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

salesforce.com, inc.

According to publicly available information, salesforce.com, inc. (the “Company”) was incorporated in Delaware in February 1999 and introduced its service offering in February 2000. Its principal executive offices are located in San Francisco, California and its website address is www.salesforce.com.

The Company is the leading provider, based on market share, of application services that allow organizations to share customer information on demand, according to a July 2008 report by International Data Corporation, or IDC. It provides a comprehensive customer relationship management service to businesses of all sizes and industries worldwide.

As of January 31, 2009, the Company’s customer base has grown to approximately 55,400 worldwide.

The linked share’s SEC file number is 001-32224.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	$17.60	$14.77	$16.07
September 30, 2004	$17.14	$9.00	$15.63
December 31, 2004	$22.68	$14.70	$16.94
March 31, 2005	$18.20	$12.96	$14.99
June 30, 2005	$21.98	$13.60	$20.48
September 30, 2005	$25.14	$18.63	$23.12
December 30, 2005	$36.19	$20.30	$32.05
March 31, 2006	$42.99	$31.60	$36.33
June 30, 2006	$37.87	$24.13	$26.66
September 29, 2006	$38.70	$21.64	$35.88
December 29, 2006	$44.58	$35.15	$36.45
March 30, 2007	$50.43	$35.57	$42.82
June 29, 2007	$49.96	$39.67	$42.86
September 28, 2007	$51.75	$37.91	$51.32
December 31, 2007	$65.52	$45.80	$62.69
March 31, 2008	$63.55	$47.61	$57.87
June 30, 2008	$75.16	$58.48	$68.23
September 30, 2008	$72.36	$44.10	$48.40
December 31, 2008	$48.40	$20.85	$32.01
March 31, 2009	$37.03	$25.50	$32.73
June 30, 2009	$45.49	$30.00	$38.17
September 30, 2009	$59.07	$35.27	$56.93
December 31, 2009	$74.95	$54.06	$73.77
February 23, 2010*	$75.53	$60.30	$68.24

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CRM

Initial price: $68.24

Protection level: 80.00%

Protection price: $54.59

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.654162

Coupon: 10.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

Community Health Systems, Inc.

According to publicly available information, Community Health Systems, Inc. (the “Company”) is an operator of hospitals in the United States. As of December 31, 2008, the Company owned or leased 118 hospitals, which are diversified across 28 states. The Company also employed approximately 55,579 full-time employees and 22,755 part-time employees as of December 31, 2008.

The linked share’s SEC file number is 001-15925.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$30.87	$25.86	$27.83
June 30, 2004	$29.03	$23.48	$26.77
September 30, 2004	$27.87	$23.21	$26.68
December 31, 2004	$28.54	$25.51	$27.88
March 31, 2005	$36.33	$26.96	$34.91
June 30, 2005	$38.60	$33.14	$37.79
September 30, 2005	$39.46	$34.32	$38.81
December 30, 2005	$40.72	$35.62	$38.34
March 31, 2006	$39.96	$35.33	$36.15
June 30, 2006	$38.38	$34.94	$36.75
September 29, 2006	$39.18	$35.70	$37.35
December 29, 2006	$37.26	$31.25	$36.52
March 30, 2007	$39.05	$33.29	$35.25
June 29, 2007	$41.72	$34.86	$40.45
September 28, 2007	$44.50	$30.40	$31.44
December 31, 2007	$37.50	$27.70	$36.86
March 31, 2008	$36.85	$29.79	$33.57
June 30, 2008	$40.02	$32.40	$32.98
September 30, 2008	$36.81	$28.24	$29.31
December 31, 2008	$28.38	$10.47	$14.58
March 31, 2009	$21.60	$12.96	$15.34
June 30, 2009	$28.78	$13.95	$25.25
September 30, 2009	$35.48	$24.42	$31.93
December 31, 2009	$38.00	$29.35	$35.60
February 23, 2010*	$40.09	$31.00	$34.73

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CYH

Initial price: $34.73

Protection level: 80.00%

Protection price: $27.78

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.793550

Coupon: 8.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.00%		100.00%
+ 90%	4.00%		90.00%
+ 80%	4.00%		80.00%
+ 70%	4.00%		70.00%
+ 60%	4.00%		60.00%
+ 50%	4.00%		50.00%
+ 40%	4.00%		40.00%
+ 30%	4.00%		30.00%
+ 20%	4.00%		20.00%
+ 10%	4.00%		10.00%
+ 5%	4.00%		5.00%

0%	4.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.00%	-1.00%	-5.00%
- 10%	4.00%	-6.00%	-10.00%
- 20%	4.00%	-16.00%	-20.00%
- 30%	N/A	-26.00%	-30.00%
- 40%	N/A	-36.00%	-40.00%
- 50%	N/A	-46.00%	-50.00%
- 60%	N/A	-56.00%	-60.00%
- 70%	N/A	-66.00%	-70.00%
- 80%	N/A	-76.00%	-80.00%
- 90%	N/A	-86.00%	-90.00%
- 100%	N/A	-96.00%	-100.00%

Delta Airlines, Inc.

According to publicly available information, Delta Airlines, Inc. (the “Company”) is an airline, providing scheduled air transportation for passengers and cargo throughout the United States and around the world. On October 29, 2008, Northwest Airlines Corporation and its subsidiaries became wholly-owned subsidiaries of the Company. The Company is incorporated under the laws of Delaware. As of December 31, 2008, the Company has a total of 84.306 full-time equivalent employees.

The linked share’s SEC file number is 001-05424.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$23.25	$18.02	$19.70
September 28, 2007	$21.80	$14.94	$17.95
December 31, 2007	$21.10	$14.04	$14.89
March 31, 2008	$18.97	$7.94	$8.60
June 30, 2008	$10.75	$4.84	$5.70
September 30, 2008	$10.26	$4.00	$7.45
December 31, 2008	$11.90	$5.11	$11.46
March 31, 2009	$12.65	$3.52	$5.63
June 30, 2009	$8.27	$5.31	$5.79
September 30, 2009	$9.88	$5.56	$8.96
December 31, 2009	$12.08	$6.78	$11.38
February 23, 2010*	$13.73	$10.93	$12.64

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DAL

Initial price: $12.64

Protection level: 70.00%

Protection price: $8.85

Physical delivery amount: 79 ($1,000/Initial price)

Fractional shares: 0.113924

Coupon: 12.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	6.00%	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

Discover Financial Services

According to publicly available information, Discover Financial Services (the “Company”) is a credit card issuer and electronic payment services company. As of November 30, 2008, the Company has $51.1 billion in managed receivables in the United States.

The Company’s revenues increased in 2008 from $4.7 billion to $5.7 billion.

The linked share’s SEC file number is 001-33378.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$32.17	$27.93	$28.50
September 28, 2007	$29.15	$20.25	$20.80
December 31, 2007	$23.33	$14.81	$15.08
March 31, 2008	$17.99	$11.25	$16.37
June 30, 2008	$19.83	$13.01	$13.17
September 30, 2008	$18.15	$11.17	$13.82
December 31, 2008	$14.03	$6.59	$9.53
March 31, 2009	$9.93	$4.73	$6.31
June 30, 2009	$11.64	$6.02	$10.27
September 30, 2009	$16.63	$9.00	$16.23
December 31, 2009	$17.35	$13.85	$14.71
February 23, 2010*	$15.18	$12.59	$13.47

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DFS

Initial price: $13.47

Protection level: 80.00%

Protection price: $10.78

Physical delivery amount: 74 ($1,000/Initial price)

Fractional shares: 0.239050

Coupon: 10.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.59% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.30%
+ 90%	5.00%		90.30%
+ 80%	5.00%		80.30%
+ 70%	5.00%		70.30%
+ 60%	5.00%		60.30%
+ 50%	5.00%		50.30%
+ 40%	5.00%		40.30%
+ 30%	5.00%		30.30%
+ 20%	5.00%		20.30%
+ 10%	5.00%		10.30%
+ 5%	5.00%		5.30%

0%	5.00%		0.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.70%
- 10%	5.00%	-5.00%	-9.70%
- 20%	5.00%	-15.00%	-19.70%
- 30%	N/A	-25.00%	-29.70%
- 40%	N/A	-35.00%	-39.70%
- 50%	N/A	-45.00%	-49.70%
- 60%	N/A	-55.00%	-59.70%
- 70%	N/A	-65.00%	-69.70%
- 80%	N/A	-75.00%	-79.70%
- 90%	N/A	-85.00%	-89.70%
- 100%	N/A	-95.00%	-99.70%

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of forty drybulk carriers comprised of seven Capesize drybulk carriers, twenty-nine Panamax drybulk carriers including two newbuilding drybulk vessels and two Supramax drybulk carriers as of December 31, 2008. It also consists of two ultra-deep-water semi-submersible drilling rigs and two ultra-deep-water newbuilding drillships. The Company’s fleet carries a variety of drybulk commodities including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The average age of the vessels in the Company’s fleet is 8.0 years. The expected date of delivery of four new advanced capability drillships by March of 2011.

The Company is a Marshall Islands company that was formed in September 2004. The Company’s executive offices are located at Omega Building, 80 Kifissias Avenue, Amaroussioun GR 15125 Greece. The Company’s telephone number is 011-30-210-809-0570.

The linked share’s SEC file number is: 001-33922.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 30, 2008	$81.45	$30.52	$35.49
December 31, 2008	$38.86	$3.04	$10.66
March 31, 2009	$17.35	$2.73	$5.09
June 30, 2009	$11.48	$4.35	$5.78
September 30, 2009	$7.99	$4.90	$6.63
December 31, 2009	$7.62	$5.66	$5.82
February 23, 2010*	$6.95	$5.07	$5.45

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $5.45

Protection level: 75.00%

Protection price: $4.09

Physical delivery amount: 183 ($1,000/Initial price)

Fractional shares: 0.486239

Coupon: 15.75% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.875%		100.00%
+ 90%	7.875%		90.00%
+ 80%	7.875%		80.00%
+ 70%	7.875%		70.00%
+ 60%	7.875%		60.00%
+ 50%	7.875%		50.00%
+ 40%	7.875%		40.00%
+ 30%	7.875%		30.00%
+ 20%	7.875%		20.00%
+ 10%	7.875%		10.00%
+ 5%	7.875%		5.00%

0%	7.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.875%	2.875%	-5.00%
- 10%	7.875%	-2.125%	-10.00%
- 20%	7.875%	-12.125%	-20.00%
- 30%	N/A	-22.125%	-30.00%
- 40%	N/A	-32.125%	-40.00%
- 50%	N/A	-42.125%	-50.00%
- 60%	N/A	-52.125%	-60.00%
- 70%	N/A	-62.125%	-70.00%
- 80%	N/A	-72.125%	-80.00%
- 90%	N/A	-82.125%	-90.00%
- 100%	N/A	-92.125%	-100.00%

Diana Shipping Inc.

According to publicly available information, Diana Shipping Inc. (the “Company”) is a global provider of shipping transportation services, and specializes in transporting dry bulk cargoes, including commodities such as iron, ore, coal, grain and other materials. The Company is incorporated in the Marshall Islands, and principal executive offices are in Athens, Greece. As of December 31, 2008, the Company’s fleet consists of 19 dry bulk carriers, of which 13 are Panamax and six are Capesize dry bulk carriers.

The linked share’s SEC file number is: 001-32458.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$18.15	$15.60	$16.54
June 30, 2005	$17.20	$13.00	$14.64
September 30, 2005	$16.90	$12.33	$16.50
December 30, 2005	$16.99	$11.50	$12.86
March 31, 2006	$13.59	$11.09	$12.11
June 30, 2006	$12.59	$9.50	$10.75
September 29, 2006	$14.15	$10.00	$13.33
December 29, 2006	$15.95	$13.09	$15.81
March 30, 2007	$20.78	$15.71	$17.61
June 29, 2007	$23.15	$17.51	$22.40
September 28, 2007	$29.68	$19.50	$28.50
December 31, 2007	$45.15	$26.83	$31.46
March 31, 2008	$32.08	$20.15	$26.32
June 30, 2008	$41.10	$25.92	$30.71
September 30, 2008	$32.70	$17.75	$19.69
December 31, 2008	$21.10	$7.00	$12.76
March 31, 2009	$17.49	$10.00	$11.79
June 30, 2009	$19.00	$11.34	$13.32
September 30, 2009	$15.04	$11.93	$13.00
December 31, 2009	$18.24	$12.30	$14.48
February 23, 2010*	$16.61	$13.09	$13.64

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DSX

Initial price: $13.64

Protection level: 80.00%

Protection price: $10.91

Physical delivery amount: 73 ($1,000/Initial price)

Fractional shares: 0.313783

Coupon: 9.50% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.00%
+ 90%	4.75%		90.00%
+ 80%	4.75%		80.00%
+ 70%	4.75%		70.00%
+ 60%	4.75%		60.00%
+ 50%	4.75%		50.00%
+ 40%	4.75%		40.00%
+ 30%	4.75%		30.00%
+ 20%	4.75%		20.00%
+ 10%	4.75%		10.00%
+ 5%	4.75%		5.00%

0%	4.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	4.75%	-15.25%	-20.00%
- 30%	N/A	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. As of December 31, 2008, the Company is one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 28, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
June 30, 2008	$8.79	$4.46	$4.81
September 30, 2008	$6.33	$4.17	$5.20
December 31, 2008	$4.95	$1.02	$2.29
March 31, 2009	$2.99	$1.50	$2.63
June 30, 2009	$6.53	$2.40	$6.07
September 30, 2009	$8.86	$5.25	$7.21
December 31, 2009	$10.37	$6.61	$10.00
February 23, 2010*	$12.14	$10.06	$11.60

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $11.60

Protection level: 80.00%

Protection price: $9.28

Physical delivery amount: 86 ($1,000/Initial price)

Fractional shares: 0.206897

Coupon: 9.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

Fifth Third Bancorp

According to publicly available information, Fifth Third Bancorp (the “Company”) is a diversified financial services company headquartered in Cincinnati, Ohio. At December 31, 2008, the Company had $119.8 billion in assets, operated 18 affiliates with 1,307 full-service banking centers and 92 Bank Mart locations.

The linked share’s SEC file number is 001-33653.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$60.00	$53.27	$55.37
June 30, 2004	$57.00	$51.13	$53.78
September 30, 2004	$54.07	$46.59	$49.22
December 31, 2004	$52.33	$45.33	$47.28
March 31, 2005	$48.12	$42.05	$42.98
June 30, 2005	$44.67	$40.25	$41.21
September 30, 2005	$43.99	$36.38	$36.73
December 30, 2005	$42.50	$35.04	$37.72
March 31, 2006	$41.43	$36.30	$39.36
June 30, 2006	$41.02	$35.86	$36.95
September 29, 2006	$40.18	$35.95	$38.08
December 29, 2006	$41.56	$37.75	$40.93
March 30, 2007	$41.41	$37.93	$38.69
June 29, 2007	$43.32	$37.88	$39.77
September 28, 2007	$41.17	$33.60	$33.88
December 31, 2007	$35.33	$24.82	$25.13
March 31, 2008	$28.58	$20.25	$20.92
June 30, 2008	$23.75	$8.96	$10.18
September 30, 2008	$21.00	$7.96	$11.90
December 31, 2008	$14.75	$6.33	$8.26
March 31, 2009	$8.65	$1.01	$2.92
June 30, 2009	$9.15	$2.50	$7.10
September 30, 2009	$11.20	$6.34	$10.13
December 31, 2009	$10.90	$8.76	$9.75
February 23, 2010*	$12.86	$9.82	$12.27

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FITB

Initial price: $12.27

Protection level: 75.00%

Protection price: $9.20

Physical delivery amount: 81 ($1,000/Initial price)

Fractional shares: 0.499593

Coupon: 10.25% per annum

Maturity: August 26, 2010

Dividend yield: 0.33% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.17%
+ 90%	5.125%		90.17%
+ 80%	5.125%		80.17%
+ 70%	5.125%		70.17%
+ 60%	5.125%		60.17%
+ 50%	5.125%		50.17%
+ 40%	5.125%		40.17%
+ 30%	5.125%		30.17%
+ 20%	5.125%		20.17%
+ 10%	5.125%		10.17%
+ 5%	5.125%		5.17%

0%	5.125%		0.17%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.83%
- 10%	5.125%	-4.875%	-9.83%
- 20%	5.125%	-14.875%	-19.83%
- 30%	N/A	-24.875%	-29.83%
- 40%	N/A	-34.875%	-39.83%
- 50%	N/A	-44.875%	-49.83%
- 60%	N/A	-54.875%	-59.83%
- 70%	N/A	-64.875%	-69.83%
- 80%	N/A	-74.875%	-79.83%
- 90%	N/A	-84.875%	-89.83%
- 100%	N/A	-94.875%	-99.83%

Green Mountain Coffee Roasters, Inc.

According to publicly available information, Green Mountain Coffee Roasters, Inc. (the “Company”) is a leader in the specialty coffee industry. The Company sells over 100 whole bean and ground coffee selections, hot cocoa , teas and coffees in K-Cup® portion packs, Keurig® single-cup brewers and other accessories. In recent years, a significant driver of the Company’s growth has been the sale of K-Cups and Keurig brewing systems. The Company manages its operations through two business segments, Green Mountain Coffee and Keurig, Incorporated. As of August 30, 2009, approximately 30% of the Company’s specialty coffee business unit’s total consolidated sales volume was from fair trade certified coffee.

The linked share’s SEC file number is 001-12340.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$5.36	$4.33	$4.48
June 30, 2004	$4.83	$3.97	$4.13
September 30, 2004	$4.80	$4.00	$4.67
December 31, 2004	$5.88	$4.64	$5.58
March 31, 2005	$6.09	$5.18	$5.33
June 30, 2005	$7.89	$5.22	$7.54
September 30, 2005	$8.87	$6.80	$7.73
December 30, 2005	$9.86	$6.96	$9.02
March 31, 2006	$9.27	$8.44	$8.83
June 30, 2006	$10.03	$7.85	$8.93
September 29, 2006	$9.17	$7.78	$8.18
December 29, 2006	$11.91	$8.00	$10.94
March 30, 2007	$14.56	$10.93	$14.01
June 29, 2007	$18.15	$13.48	$17.50
September 28, 2007	$28.62	$17.37	$22.13
December 31, 2007	$28.00	$19.73	$27.13
March 31, 2008	$27.88	$16.67	$21.10
June 30, 2008	$29.83	$19.40	$25.05
September 30, 2008	$28.00	$20.97	$26.23
December 31, 2008	$27.33	$15.57	$25.80
March 31, 2009	$33.66	$21.40	$32.00
June 30, 2009	$63.63	$30.57	$59.12
September 30, 2009	$75.88	$53.29	$73.84
December 31, 2009	$82.95	$59.60	$81.47
February 23, 2010*	$88.65	$78.12	$81.19

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GMCR

Initial price: $81.19

Protection level: 80.00%

Protection price: $64.95

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.316788

Coupon: 10.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

Genworth Financial, Inc.

According to publicly available information, Genworth Financial, Inc. (the “Company”) is a financial security company dedicated to providing insurance, wealth management, investment and financial solutions to more than 15 million customers.

As of December 31, 2008, the Company has approximately 6,000 employees.

The linked share’s SEC file number is 001-32195.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	$23.03	$18.75	$22.95
September 30, 2004	$23.99	$20.75	$23.30
December 31, 2004	$27.84	$22.77	$27.00
March 31, 2005	$29.74	$25.72	$27.52
June 30, 2005	$31.00	$26.80	$30.23
September 30, 2005	$33.49	$29.27	$32.24
December 30, 2005	$35.25	$29.73	$34.58
March 31, 2006	$35.13	$31.54	$33.43
June 30, 2006	$35.22	$31.00	$34.84
September 29, 2006	$36.37	$32.96	$35.01
December 29, 2006	$36.47	$32.18	$34.21
March 30, 2007	$37.16	$33.69	$34.94
June 29, 2007	$37.00	$34.05	$34.40
September 28, 2007	$35.20	$26.50	$30.73
December 31, 2007	$31.99	$23.26	$25.45
March 31, 2008	$25.57	$19.75	$22.64
June 30, 2008	$24.88	$17.70	$17.81
September 30, 2008	$19.60	$3.51	$8.61
December 31, 2008	$8.32	$0.71	$2.83
March 31, 2009	$3.38	$0.78	$1.90
June 30, 2009	$7.41	$1.76	$6.99
September 30, 2009	$13.68	$5.02	$11.95
December 31, 2009	$12.40	$8.38	$11.35
February 23, 2010*	$16.33	$11.52	$15.26

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GNW

Initial price: $15.26

Protection level: 80.00%

Protection price: $12.21

Physical delivery amount: 65 ($1,000/Initial price)

Fractional shares: 0.530799

Coupon: 10.50% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 48 million products, which includes the delivery of 16.9 million products as of December 31, 2008. The Company’s target markets are currently broken down into four main segments—automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 28, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
June 30, 2008	$56.94	$39.75	$42.84
September 30, 2008	$49.89	$30.73	$33.94
December 31, 2008	$33.88	$14.40	$19.17
March 31, 2009	$23.48	$15.02	$21.21
June 30, 2009	$26.29	$19.48	$23.82
September 30, 2009	$38.18	$22.20	$37.74
December 31, 2009	$39.64	$26.60	$30.70
February 23, 2010*	$37.24	$30.85	$34.45

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $34.45

Protection level: 80.00%

Protection price: $27.56

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.027576

Coupon: 10.00% per annum

Maturity: August 26, 2010

Dividend yield: 2.18% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		101.09%
+ 90%	5.00%		91.09%
+ 80%	5.00%		81.09%
+ 70%	5.00%		71.09%
+ 60%	5.00%		61.09%
+ 50%	5.00%		51.09%
+ 40%	5.00%		41.09%
+ 30%	5.00%		31.09%
+ 20%	5.00%		21.09%
+ 10%	5.00%		11.09%
+ 5%	5.00%		6.09%

0%	5.00%		1.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-3.91%
- 10%	5.00%	-5.00%	-8.91%
- 20%	5.00%	-15.00%	-18.91%
- 30%	N/A	-25.00%	-28.91%
- 40%	N/A	-35.00%	-38.91%
- 50%	N/A	-45.00%	-48.91%
- 60%	N/A	-55.00%	-58.91%
- 70%	N/A	-65.00%	-68.91%
- 80%	N/A	-75.00%	-78.91%
- 90%	N/A	-85.00%	-88.91%
- 100%	N/A	-95.00%	-98.91%

The Goodyear Tire & Rubber Company

According to publicly available information, the Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. Its principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. As of December 31, 2008, the Company’s net sales were approximately $19.5 billion and it had a net loss in 2008 of $77 million. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, the Company operates more than 1,600 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. The Company manufactures its products in 61 manufacturing facilities in 25 countries, including the United States, and it has marketing operations in almost every country around the world. The Company employs approximately 74,700 associates worldwide.

The linked share’s SEC file number is 001-01927.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$11.90	$7.06	$8.54
June 30, 2004	$10.40	$7.66	$9.09
September 30, 2004	$12.00	$9.09	$10.74
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 30, 2008	$23.10	$14.16	$15.31
December 31, 2008	$15.11	$3.94	$5.97
March 31, 2009	$8.09	$3.17	$6.26
June 30, 2009	$14.26	$6.00	$11.26
September 30, 2009	$18.84	$9.98	$17.03
December 31, 2009	$18.23	$11.88	$14.10
February 23, 2010*	$16.39	$12.06	$12.74

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $12.74

Protection level: 80.00%

Protection price: $10.19

Physical delivery amount: 78 ($1,000/Initial price)

Fractional shares: 0.492936

Coupon: 10.25% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%

0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-5.00%
- 10%	5.125%	-4.875%	-10.00%
- 20%	5.125%	-14.875%	-20.00%
- 30%	N/A	-24.875%	-30.00%
- 40%	N/A	-34.875%	-40.00%
- 50%	N/A	-44.875%	-50.00%
- 60%	N/A	-54.875%	-60.00%
- 70%	N/A	-64.875%	-70.00%
- 80%	N/A	-74.875%	-80.00%
- 90%	N/A	-84.875%	-90.00%
- 100%	N/A	-94.875%	-100.00%

The Hartford Financial Services Group, Inc.

According to publicly available information, The Hartford Financial Services Group, Inc. (the “Company”) is a diversified insurance and financial services company. The Company, headquartered in Connecticut, is a provider of investment products, individual life, group life and group disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, founded in 1810, is the oldest of the Company’s subsidiaries. The Company writes insurance in the United States and internationally. At December 31, 2008, total assets and total stockholders’ equity of the Company were $287.6 billion and $9.3 billion, respectively.

The linked share’s SEC file number is 001-13958.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$66.70	$58.75	$63.70
June 30, 2004	$69.12	$61.06	$68.74
September 30, 2004	$69.05	$58.08	$61.93
December 31, 2004	$69.57	$52.73	$69.31
March 31, 2005	$74.07	$65.98	$68.56
June 30, 2005	$77.52	$65.35	$74.78
September 30, 2005	$82.50	$71.53	$77.17
December 30, 2005	$89.49	$72.57	$85.89
March 31, 2006	$89.12	$79.24	$80.55
June 30, 2006	$93.95	$80.14	$84.60
September 29, 2006	$88.51	$79.55	$86.75
December 29, 2006	$93.75	$83.78	$93.31
March 30, 2007	$97.95	$90.30	$95.58
June 29, 2007	$106.23	$94.89	$98.51
September 28, 2007	$100.54	$83.00	$92.55
December 31, 2007	$99.14	$86.37	$87.19
March 31, 2008	$87.88	$63.98	$75.77
June 30, 2008	$79.88	$64.41	$64.57
September 30, 2008	$68.35	$31.50	$40.99
December 31, 2008	$39.74	$4.16	$16.42
March 31, 2009	$19.91	$3.33	$7.85
June 30, 2009	$18.16	$7.16	$11.87
September 30, 2009	$29.00	$10.00	$26.50
December 31, 2009	$29.59	$22.89	$23.26
February 23, 2010*	$28.59	$21.60	$23.85

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HIG

Initial price: $23.85

Protection level: 80.00%

Protection price: $19.08

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.928721

Coupon: 10.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.84% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.42%
+ 90%	5.00%		90.42%
+ 80%	5.00%		80.42%
+ 70%	5.00%		70.42%
+ 60%	5.00%		60.42%
+ 50%	5.00%		50.42%
+ 40%	5.00%		40.42%
+ 30%	5.00%		30.42%
+ 20%	5.00%		20.42%
+ 10%	5.00%		10.42%
+ 5%	5.00%		5.42%

0%	5.00%		0.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.58%
- 10%	5.00%	-5.00%	-9.58%
- 20%	5.00%	-15.00%	-19.58%
- 30%	N/A	-25.00%	-29.58%
- 40%	N/A	-35.00%	-39.58%
- 50%	N/A	-45.00%	-49.58%
- 60%	N/A	-55.00%	-59.58%
- 70%	N/A	-65.00%	-69.58%
- 80%	N/A	-75.00%	-79.58%
- 90%	N/A	-85.00%	-89.58%
- 100%	N/A	-95.00%	-99.58%

IAMGOLD Corporation

According to publicly available information, IAMGOLD Corporation (the “Company”) is engaged primarily in the exploration for, and the development and production of, mineral resource properties.

The Company’s registered and principal office is located at 401 Bay Street, Suite 3200, PO Box 153, Toronto, Ontario, Canada M5H 2Y4.

As of December 31, 2008, the Company employed approximately 2,530 individuals and approximately 500 contractor-employees.

The linked share’s SEC file number is 001-31528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$7.94	$7.10	$7.82
March 31, 2006	$9.77	$7.86	$8.63
June 30, 2006	$10.60	$7.75	$8.90
September 29, 2006	$11.83	$8.17	$8.49
December 29, 2006	$9.80	$8.15	$8.81
March 30, 2007	$9.39	$7.35	$7.71
June 29, 2007	$8.37	$6.63	$7.66
September 28, 2007	$9.24	$6.42	$8.67
December 31, 2007	$10.42	$7.70	$8.10
March 31, 2008	$10.07	$7.09	$7.33
June 30, 2008	$7.64	$5.60	$6.05
September 30, 2008	$6.90	$4.45	$5.62
December 31, 2008	$6.23	$2.35	$6.11
March 31, 2009	$9.00	$5.25	$8.55
June 30, 2009	$11.51	$7.21	$10.12
September 30, 2009	$15.86	$8.57	$14.14
December 31, 2009	$20.99	$12.19	$15.64
February 23, 2010*	$17.70	$13.00	$13.89

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IAG

Initial price: $13.89

Protection level: 75.00%

Protection price: $10.42

Physical delivery amount: 71 ($1,000/Initial price)

Fractional shares: 0.994240

Coupon: 11.50% per annum

Maturity: August 26, 2010

Dividend yield: 0.43% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.22%
+ 90%	5.75%		90.22%
+ 80%	5.75%		80.22%
+ 70%	5.75%		70.22%
+ 60%	5.75%		60.22%
+ 50%	5.75%		50.22%
+ 40%	5.75%		40.22%
+ 30%	5.75%		30.22%
+ 20%	5.75%		20.22%
+ 10%	5.75%		10.22%
+ 5%	5.75%		5.22%

0%	5.75%		0.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.78%
- 10%	5.75%	-4.25%	-9.78%
- 20%	5.75%	-14.25%	-19.78%
- 30%	N/A	-24.25%	-29.78%
- 40%	N/A	-34.25%	-39.78%
- 50%	N/A	-44.25%	-49.78%
- 60%	N/A	-54.25%	-59.78%
- 70%	N/A	-64.25%	-69.78%
- 80%	N/A	-74.25%	-79.78%
- 90%	N/A	-84.25%	-89.78%
- 100%	N/A	-94.25%	-99.78%

InterOil Corporation

According to publicly available information, InterOil Corporation (the “Company”) is a fully integrated energy company whose focus is on operations in Papua New Guinea and its surrounding region. The Company is a Yukon Territory corporation and its registered office is located at 204 Black Street, Suite 300, Whitehouse, Yukon YIA 2M9. As of December 31, 2008, the Company had 620 full-time employees.

The linked share’s SEC file number is 001-32179.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending**	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$23.37	$18.10	$22.50
June 30, 2004	$40.11	$24.80	$37.91
September 30, 2004	$43.59	$32.01	$34.85
December 31, 2004	$35.50	$20.07	$26.56
March 31, 2005	$31.90	$21.30	$23.30
June 30, 2005	$28.75	$17.51	$26.94
September 30, 2005	$26.05	$12.64	$13.10
December 30, 2005	$20.53	$12.36	$18.90
March 31, 2006	$20.12	$12.14	$18.83
June 30, 2006	$30.69	$15.20	$30.05
September 29, 2006	$30.01	$21.46	$26.49
December 29, 2006	$44.25	$17.84	$19.14
March 30, 2007	$42.00	$18.37	$31.89
June 29, 2007	$31.40	$19.01	$19.36
September 28, 2007	$23.87	$15.46	$16.56
December 31, 2007	$35.89	$15.98	$29.06
March 31, 2008	$23.37	$18.10	$22.50
June 30, 2008	$40.11	$24.80	$37.91
September 30, 2008	$31.76	$21.90	$27.00
December 31, 2008	$27.18	$8.90	$13.37
March 31, 2009	$29.00	$28.00	$28.00
June 30, 2009	$38.10	$24.37	$29.51
September 30, 2009	$41.90	$25.00	$39.28
December 31, 2009	$78.43	$37.09	$76.81
February 23, 2010*	$84.05	$57.18	$62.27

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.
**	In respect of the quarterly periods set forth above from the period ending March 31, 2004 up to and including the period ending December 31, 2008, the high, low and closing prices were those quoted on the American Stock Exchange. In respect of the period starting from January 1, 2010 and ending February 23, 2010, the high, low and closing prices were those quoted on the New York Stock Exchange.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IOC

Initial price: $62.27

Protection level: 70.00%

Protection price: $43.59

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.059097

Coupon: 20.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

The Interpublic Group of Companies, Inc.

According to publicly available information, The Interpublic Group of Companies, Inc. (the “Company”) is an advertising and market services company. The Company creates marketing solutions on behalf of clients in every major world market. The Company covers the spectrum of marketing disciplines and specialties, from traditional services such as consumer advertising and public relations to emerging services such as mobile and search engine marketing.

As of December 31, 2008, the Company’s revenue breakdown geographically was 54.4% United States, 8.8% United Kingdom, 16.5% Continental Europe, 9.4% Asia Pacific, 5.1% Latin America and 5.8% Other.

The linked share’s SEC file number is 001-06686.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$17.31	$14.77	$15.38
June 30, 2004	$16.50	$13.65	$13.73
September 30, 2004	$13.78	$10.47	$10.59
December 31, 2004	$13.51	$10.68	$13.40
March 31, 2005	$13.73	$11.31	$12.28
June 30, 2005	$13.40	$11.98	$12.18
September 30, 2005	$12.73	$10.98	$11.64
December 30, 2005	$11.83	$9.08	$9.65
March 31, 2006	$10.70	$9.49	$9.56
June 30, 2006	$10.17	$8.30	$8.35
September 29, 2006	$10.14	$7.80	$9.90
December 29, 2006	$12.40	$9.69	$12.24
March 30, 2007	$13.94	$12.08	$12.31
June 29, 2007	$13.14	$11.22	$11.40
September 28, 2007	$11.85	$9.66	$10.38
December 31, 2007	$10.76	$7.91	$8.11
March 31, 2008	$9.03	$7.22	$8.41
June 30, 2008	$10.47	$7.77	$8.60
September 30, 2008	$9.65	$7.09	$7.75
December 31, 2008	$7.77	$2.58	$3.96
March 31, 2009	$4.55	$3.08	$4.12
June 30, 2009	$6.41	$4.05	$5.05
September 30, 2009	$7.76	$4.69	$7.52
December 31, 2009	$7.61	$5.78	$7.38
February 23, 2010*	$7.62	$6.22	$6.85

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IPG

Initial price: $6.85

Protection level: 75.00%

Protection price: $5.14

Physical delivery amount: 145 ($1,000/Initial price)

Fractional shares: 0.985401

Coupon: 10.50% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

KeyCorp

According to publicly available information, KeyCorp (the “Company”) is headquartered in Cleveland, Ohio and it is a bank holding company and a financial holding company. The Company has consolidated total assets of $104.531 billion at December 31, 2008. The Company provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients.

As of December 31, 2008, the Company employed approximately 18,095 full-time employees.

The linked share’s SEC file number is 001-11302.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$33.23	$28.63	$30.29
June 30, 2004	$32.27	$28.23	$29.89
September 30, 2004	$32.02	$29.00	$31.60
December 31, 2004	$34.50	$31.35	$33.90
March 31, 2005	$34.05	$31.02	$32.45
June 30, 2005	$33.79	$31.52	$33.15
September 30, 2005	$34.99	$31.65	$32.25
December 30, 2005	$34.05	$30.10	$32.93
March 31, 2006	$37.67	$32.96	$36.80
June 30, 2006	$38.31	$34.24	$35.68
September 29, 2006	$38.15	$34.48	$37.44
December 29, 2006	$38.62	$35.73	$38.03
March 30, 2007	$39.90	$35.94	$37.47
June 29, 2007	$38.95	$34.15	$34.33
September 28, 2007	$37.09	$31.38	$32.33
December 31, 2007	$34.05	$21.56	$23.45
March 31, 2008	$27.23	$20.19	$21.95
June 30, 2008	$26.12	$10.80	$10.98
September 30, 2008	$16.00	$7.94	$11.94
December 31, 2008	$15.20	$4.99	$8.52
March 31, 2009	$9.31	$4.84	$7.87
June 30, 2009	$9.81	$4.46	$5.24
September 30, 2009	$7.06	$4.40	$6.50
December 31, 2009	$6.85	$5.29	$5.55
February 23, 2010*	$7.75	$5.65	$6.74

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KEY

Initial price: $6.74

Protection level: 75.00%

Protection price: $5.06

Physical delivery amount: 148 ($1,000/Initial price)

Fractional shares: 0.367953

Coupon: 11.25% per annum

Maturity: August 26, 2010

Dividend yield: 1.37% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.69%
+ 90%	5.625%		90.69%
+ 80%	5.625%		80.69%
+ 70%	5.625%		70.69%
+ 60%	5.625%		60.69%
+ 50%	5.625%		50.69%
+ 40%	5.625%		40.69%
+ 30%	5.625%		30.69%
+ 20%	5.625%		20.69%
+ 10%	5.625%		10.69%
+ 5%	5.625%		5.69%

0%	5.625%		0.69%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-4.31%
- 10%	5.625%	-4.375%	-9.31%
- 20%	5.625%	-14.375%	-19.31%
- 30%	N/A	-24.375%	-29.31%
- 40%	N/A	-34.375%	-39.31%
- 50%	N/A	-44.375%	-49.31%
- 60%	N/A	-54.375%	-59.31%
- 70%	N/A	-64.375%	-69.31%
- 80%	N/A	-74.375%	-79.31%
- 90%	N/A	-84.375%	-89.31%
- 100%	N/A	-94.375%	-99.31%

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center and The Congress Center in Las Vegas, Nevada, and the Sands Macao and The Venetian Macao Resort Hotel in Macao, China. The Company is also creating a master-planned development of integrated resort properties, anchored by The Venetian Macao, which the Company refers to as the Cotai StripTM in Macao. In addition, the Company is also developing Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks, an integrated resort in Bethlehem, Pennsylvania. The Company is exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions, and in Europe.

The Company was incorporated as a Nevada corporation in August 2004. As of December 31, 2008, the Company directly employs approximately 28,500 employees worldwide.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 28, 2007	$142.75	$75.56	$133.42
December 31, 2007	$148.76	$102.50	$103.05
March 31, 2008	$105.35	$70.00	$73.64
June 30, 2008	$83.13	$45.30	$47.44
September 30, 2008	$59.00	$30.56	$36.11
December 31, 2008	$37.00	$2.89	$5.93
March 31, 2009	$9.15	$1.38	$3.01
June 30, 2009	$11.84	$3.08	$7.86
September 30, 2009	$20.73	$6.32	$16.84
December 31, 2009	$18.83	$12.95	$14.94
February 23, 2010*	$19.12	$14.89	$16.09

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $16.09

Protection level: 75.00%

Protection price: $12.07

Physical delivery amount: 62 ($1,000/Initial price)

Fractional shares: 0.150404

Coupon: 14.25% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		100.00%
+ 90%	7.125%		90.00%
+ 80%	7.125%		80.00%
+ 70%	7.125%		70.00%
+ 60%	7.125%		60.00%
+ 50%	7.125%		50.00%
+ 40%	7.125%		40.00%
+ 30%	7.125%		30.00%
+ 20%	7.125%		20.00%
+ 10%	7.125%		10.00%
+ 5%	7.125%		5.00%

0%	7.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-5.00%
- 10%	7.125%	-2.875%	-10.00%
- 20%	7.125%	-12.875%	-20.00%
- 30%	N/A	-22.875%	-30.00%
- 40%	N/A	-32.875%	-40.00%
- 50%	N/A	-42.875%	-50.00%
- 60%	N/A	-52.875%	-60.00%
- 70%	N/A	-62.875%	-70.00%
- 80%	N/A	-72.875%	-80.00%
- 90%	N/A	-82.875%	-90.00%
- 100%	N/A	-92.875%	-100.00%

Marvell Technology Group Ltd.

According to publicly available information, Marvell Technology Group Ltd. (the “Company”) is a semiconductor provider of application-specific standard products. The Company’s core strength of expertise is the development of complex System-on-a-Chip devices leveraging its extensive portfolio of intellectual property in the areas of analog, mixed-signal, digital signal processing and embedded ARM-based microprocessor integrated circuits. The Company’s product portfolio includes devices for data storage, enterprise-class Ethernet data switching, Ethernet physical-layer transceivers, handheld cellular, Ethernet-based wireless networking, personal area networking, Ethernet-based PC connectivity, control plane communications controllers, video-image processing and power management solutions. The Company’s products serve diverse applications used in carrier, metropolitan, enterprise and PC-client data communications and storage systems. Additionally, the Company serves the market for the convergence of voice, video and data applications in the consumer electronics market.

The linked share’s SEC file number is 000-30877.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$11.59	$9.44	$11.26
June 30, 2004	$13.39	$9.38	$13.35
September 30, 2004	$13.93	$9.67	$13.07
December 31, 2004	$18.10	$13.16	$17.74
March 31, 2005	$19.45	$15.54	$19.17
June 30, 2005	$20.79	$16.10	$19.02
September 30, 2005	$24.10	$18.66	$23.06
December 30, 2005	$30.49	$20.77	$28.05
March 31, 2006	$36.84	$26.80	$27.05
June 30, 2006	$31.14	$20.84	$22.17
September 29, 2006	$22.62	$16.71	$19.37
December 29, 2006	$21.85	$15.91	$19.19
March 30, 2007	$21.20	$16.70	$16.81
June 29, 2007	$18.46	$15.25	$18.21
September 28, 2007	$20.04	$15.27	$16.37
December 31, 2007	$18.83	$13.49	$13.98
March 31, 2008	$13.94	$9.77	$10.88
June 30, 2008	$18.31	$10.36	$17.66
September 30, 2008	$17.93	$8.45	$9.30
December 31, 2008	$9.32	$4.48	$6.67
March 31, 2009	$9.69	$5.67	$9.16
June 30, 2009	$12.94	$8.88	$11.64
September 30, 2009	$16.72	$11.03	$16.19
December 31, 2009	$21.07	$13.37	$20.75
February 23, 2010*	$21.76	$17.25	$19.42

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRVL

Initial price: $19.42

Protection level: 80.00%

Protection price: $15.54

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.493306

Coupon: 10.25% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%

0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-5.00%
- 10%	5.125%	-4.875%	-10.00%
- 20%	5.125%	-14.875%	-20.00%
- 30%	N/A	-24.875%	-30.00%
- 40%	N/A	-34.875%	-40.00%
- 50%	N/A	-44.875%	-50.00%
- 60%	N/A	-54.875%	-60.00%
- 70%	N/A	-64.875%	-70.00%
- 80%	N/A	-74.875%	-80.00%
- 90%	N/A	-84.875%	-90.00%
- 100%	N/A	-94.875%	-100.00%

Office Depot, Inc.

According to publicly available information, Office Depot, Inc. (the “Company”) is a global supplier of office products and services. The company was incorporated in 1986 with the opening of our first retail store in Fort Lauderdale, Florida. In fiscal year 2008, we sold $14.5 billion of products and services to consumers and businesses of all sizes through their three business segments: North American Retail Division, North American Business Solutions Division and International Division. Sales are processed through multiple channels, consisting of office supply stores, a contract sales force, an outbound telephone account management sales force, internet sites, direct marketing catalogs and call centers, all supported by their network of crossdock facilities, warehouses and delivery operations.

At the end of 2008, the Company had over 1267 stores open and 14 stores closed for that year.

The linked share’s SEC file number is 001-10948.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$18.90	$15.43	$18.82
June 30, 2004	$19.50	$15.85	$17.91
September 30, 2004	$18.50	$14.69	$15.03
December 31, 2004	$17.47	$13.90	$17.36
March 31, 2005	$23.69	$16.50	$22.18
June 30, 2005	$23.14	$18.65	$22.84
September 30, 2005	$31.52	$22.30	$29.70
December 30, 2005	$31.76	$24.54	$31.40
March 31, 2006	$38.05	$30.64	$37.24
June 30, 2006	$46.52	$36.70	$38.00
September 29, 2006	$40.86	$33.65	$39.70
December 29, 2006	$44.69	$36.88	$38.17
March 30, 2007	$39.66	$32.24	$35.14
June 29, 2007	$37.01	$30.10	$30.30
September 28, 2007	$31.07	$18.09	$20.62
December 31, 2007	$22.79	$13.08	$13.91
March 31, 2008	$15.54	$10.60	$11.05
June 30, 2008	$14.39	$10.69	$10.94
September 30, 2008	$11.43	$5.51	$5.82
December 31, 2008	$5.94	$1.46	$2.98
March 31, 2009	$4.16	$0.59	$1.31
June 30, 2009	$5.37	$1.26	$4.56
September 30, 2009	$6.94	$3.48	$6.62
December 31, 2009	$7.83	$5.57	$6.45
February 23, 2010*	$7.07	$5.19	$6.88

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ODP

Initial price: $6.88

Protection level: 75.00%

Protection price: $5.16

Physical delivery amount: 145 ($1,000/Initial price)

Fractional shares: 0.348837

Coupon: 12.25% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.00%
+ 90%	6.125%		90.00%
+ 80%	6.125%		80.00%
+ 70%	6.125%		70.00%
+ 60%	6.125%		60.00%
+ 50%	6.125%		50.00%
+ 40%	6.125%		40.00%
+ 30%	6.125%		30.00%
+ 20%	6.125%		20.00%
+ 10%	6.125%		10.00%
+ 5%	6.125%		5.00%

0%	6.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-5.00%
- 10%	6.125%	-3.875%	-10.00%
- 20%	6.125%	-13.875%	-20.00%
- 30%	N/A	-23.875%	-30.00%
- 40%	N/A	-33.875%	-40.00%
- 50%	N/A	-43.875%	-50.00%
- 60%	N/A	-53.875%	-60.00%
- 70%	N/A	-63.875%	-70.00%
- 80%	N/A	-73.875%	-80.00%
- 90%	N/A	-83.875%	-90.00%
- 100%	N/A	-93.875%	-100.00%

Southern Copper Corporation

According to publicly available information, Southern Copper Corporation (the “Company”) is an integrated producer of copper, molybdenum, zinc and silver. All of its mining, smelting and refining facilities are located in Peru and in Mexico and the Company conducts exploration activities in those countries and Chile. The Company was incorporated in Delaware in 1952 and has conducted copper mining operations since 1960. Since 1996, its common stock has been listed on both the New York Stock Exchange and the Lima Stock Exchange.

The linked share’s SEC file number is 001-14066.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$8.61	$5.91	$6.74
June 30, 2004	$7.02	$4.35	$6.89
September 30, 2004	$8.75	$5.99	$8.61
December 31, 2004	$9.30	$6.93	$7.87
March 31, 2005	$11.08	$7.08	$9.24
June 30, 2005	$10.08	$6.90	$7.14
September 30, 2005	$9.45	$7.01	$9.33
December 30, 2005	$11.85	$8.27	$11.16
March 31, 2006	$15.27	$11.05	$14.08
June 30, 2006	$18.32	$11.61	$14.86
September 29, 2006	$16.56	$13.83	$15.42
December 29, 2006	$19.46	$14.36	$17.96
March 30, 2007	$25.50	$16.42	$23.89
June 29, 2007	$32.21	$23.92	$31.42
September 28, 2007	$42.24	$25.08	$41.28
December 31, 2007	$47.75	$32.33	$35.04
March 31, 2008	$39.90	$24.50	$34.61
June 30, 2008	$41.92	$33.37	$35.54
September 30, 2008	$36.18	$18.54	$19.08
December 31, 2008	$19.04	$9.13	$16.06
March 31, 2009	$19.35	$12.61	$17.42
June 30, 2009	$25.24	$16.88	$20.44
September 30, 2009	$31.83	$18.46	$30.69
December 31, 2009	$36.50	$28.39	$32.91
February 23, 2010*	$36.93	$26.35	$29.43

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SCCO

Initial price: $29.43

Protection level: 80.00%

Protection price: $23.54

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.978933

Coupon: 9.00% per annum

Maturity: August 26, 2010

Dividend yield: 2.96% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		101.48%
+ 90%	4.50%		91.48%
+ 80%	4.50%		81.48%
+ 70%	4.50%		71.48%
+ 60%	4.50%		61.48%
+ 50%	4.50%		51.48%
+ 40%	4.50%		41.48%
+ 30%	4.50%		31.48%
+ 20%	4.50%		21.48%
+ 10%	4.50%		11.48%
+ 5%	4.50%		6.48%

0%	4.50%		1.48%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-3.52%
- 10%	4.50%	-5.50%	-8.52%
- 20%	4.50%	-15.50%	-18.52%
- 30%	N/A	-25.50%	-28.52%
- 40%	N/A	-35.50%	-38.52%
- 50%	N/A	-45.50%	-48.52%
- 60%	N/A	-55.50%	-58.52%
- 70%	N/A	-65.50%	-68.52%
- 80%	N/A	-75.50%	-78.52%
- 90%	N/A	-85.50%	-88.52%
- 100%	N/A	-95.50%	-98.52%

Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (the “Company”) is an integrated fertilizer and related industrial and feed products company. The Company is the largest producer of potash worldwide by capacity. Its potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, the Company own and operate five in Saskatchewan and the one in New Brunswick. The Company produces potash using both conventional and solution mining methods. In conventional operations, shafts are sunk to the ore body and mining machines cut out the ore, which is lifted to the surface for processing. In solution mining, the potash is dissolved in warm brine and pumped to the surface for processing. Approximately 11 grades of potash are produced to suit different preferences of the various markets.

The Company is an integrated fertilizer and related industrial and feed products company. In 2008, the Company estimates their potash operations represented 17% of global production and 22% of global potash capacity. In 2008, the Company estimates our phosphate operations produced 5% of world phosphoric acid production. In 2008, the Company estimates their nitrogen operations produced 2% of the world’s ammonia production.

The Company is a corporation organized under the laws of Canada.

The linked share’s SEC file number is 001-10351.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$14.92	$12.72	$13.86
June 30, 2004	$16.17	$13.15	$16.15
September 30, 2004	$21.42	$15.26	$21.39
December 31, 2004	$28.00	$20.22	$27.69
March 31, 2005	$30.67	$24.31	$29.17
June 30, 2005	$35.56	$26.50	$31.86
September 30, 2005	$38.38	$30.95	$31.11
December 30, 2005	$31.11	$24.26	$26.74
March 31, 2006	$33.03	$26.21	$29.36
June 30, 2006	$35.46	$26.29	$28.66
September 29, 2006	$35.49	$27.34	$34.73
December 29, 2006	$49.06	$33.83	$47.83
March 30, 2007	$56.35	$44.05	$53.31
June 29, 2007	$80.85	$52.82	$77.97
September 28, 2007	$109.38	$71.50	$105.70
December 31, 2007	$151.80	$97.62	$143.96
March 31, 2008	$166.40	$105.52	$155.21
June 30, 2008	$241.62	$150.46	$228.57
September 30, 2008	$229.95	$126.50	$132.01
December 31, 2008	$133.44	$47.54	$73.22
March 31, 2009	$95.46	$63.65	$80.81
June 30, 2009	$121.34	$77.19	$93.05
September 30, 2009	$102.28	$80.90	$90.34
December 31, 2009	$123.93	$83.76	$108.50
February 23, 2010*	$126.45	$98.27	$110.18

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: POT

Initial price: $110.18

Protection level: 80.00%

Protection price: $88.14

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.076057

Coupon: 9.50% per annum

Maturity: August 26, 2010

Dividend yield: 0.36% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.18%
+ 90%	4.75%		90.18%
+ 80%	4.75%		80.18%
+ 70%	4.75%		70.18%
+ 60%	4.75%		60.18%
+ 50%	4.75%		50.18%
+ 40%	4.75%		40.18%
+ 30%	4.75%		30.18%
+ 20%	4.75%		20.18%
+ 10%	4.75%		10.18%
+ 5%	4.75%		5.18%

0%	4.75%		0.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.82%
- 10%	4.75%	-5.25%	-9.82%
- 20%	4.75%	-15.25%	-19.82%
- 30%	N/A	-25.25%	-29.82%
- 40%	N/A	-35.25%	-39.82%
- 50%	N/A	-45.25%	-49.82%
- 60%	N/A	-55.25%	-59.82%
- 70%	N/A	-65.25%	-69.82%
- 80%	N/A	-75.25%	-79.82%
- 90%	N/A	-85.25%	-89.82%
- 100%	N/A	-95.25%	-99.82%

Regions Financial Corporation

According to publicly available information, Regions Financial Corporation (the “Company”) is a financial holding company headquartered in Birmingham, Alabama, which operates throughout the South, Midwest and Texas. The Company provides traditional, commercial, retail, and mortgage banking services, and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance and other specialty financing.

As of December 31, 2008, the Company had total consolidated assets of approximately $146.2 billion.

The linked share’s SEC file number is 000-50731.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$33.94	$28.71	$29.58
June 30, 2004	$31.15	$27.26	$29.60
September 30, 2004	$33.57	$29.40	$33.06
December 31, 2004	$35.97	$32.95	$35.59
March 31, 2005	$35.52	$31.66	$32.40
June 30, 2005	$34.50	$31.30	$33.88
September 30, 2005	$35.54	$30.44	$31.12
December 30, 2005	$35.01	$29.16	$34.16
March 31, 2006	$36.32	$32.89	$35.17
June 30, 2006	$36.66	$32.66	$33.12
September 29, 2006	$37.36	$32.37	$36.79
December 29, 2006	$39.09	$36.25	$37.40
March 30, 2007	$38.17	$33.84	$35.37
June 29, 2007	$36.66	$32.87	$33.10
September 28, 2007	$34.44	$28.90	$29.48
December 31, 2007	$31.23	$22.84	$23.65
March 31, 2008	$25.84	$18.50	$19.75
June 30, 2008	$24.31	$10.31	$10.91
September 30, 2008	$19.80	$6.42	$9.60
December 31, 2008	$14.49	$6.85	$7.96
March 31, 2009	$9.07	$2.35	$4.26
June 30, 2009	$7.60	$3.67	$4.04
September 30, 2009	$6.91	$3.31	$6.21
December 31, 2009	$6.29	$4.62	$5.29
February 23, 2010*	$7.27	$5.33	$6.53

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RF

Initial price: $6.53

Protection level: 75.00%

Protection price: $4.90

Physical delivery amount: 153 ($1,000/Initial price)

Fractional shares: 0.139357

Coupon: 12.00% per annum

Maturity: August 26, 2010

Dividend yield: 1.99% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		101.00%
+ 90%	6.00%		91.00%
+ 80%	6.00%		81.00%
+ 70%	6.00%		71.00%
+ 60%	6.00%		61.00%
+ 50%	6.00%		51.00%
+ 40%	6.00%		41.00%
+ 30%	6.00%		31.00%
+ 20%	6.00%		21.00%
+ 10%	6.00%		11.00%
+ 5%	6.00%		6.00%

0%	6.00%		1.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.00%
- 10%	6.00%	-4.00%	-9.00%
- 20%	6.00%	-14.00%	-19.00%
- 30%	N/A	-24.00%	-29.00%
- 40%	N/A	-34.00%	-39.00%
- 50%	N/A	-44.00%	-49.00%
- 60%	N/A	-54.00%	-59.00%
- 70%	N/A	-64.00%	-69.00%
- 80%	N/A	-74.00%	-79.00%
- 90%	N/A	-84.00%	-89.00%
- 100%	N/A	-94.00%	-99.00%

Rambus Inc.

According to publicly available information, Rambus Inc. (the “Company”), designs, develops and licenses chip interface technologies and architectures that are foundational to nearly all digital electronics products. The Company’s chip interface technologies are designed to improve the performance, power efficiency, time-to-market and cost-effectiveness of there customers’ semiconductor and system products for computing, gaming and graphics, consumer electronics and mobile applications.

As of December 31, 2008, the Company’s chip interface technologies are covered by more than 735 U.S. and foreign patents. Additionally, the Company has approximately 500 patent applications pending. These patents and patent applications cover important inventions in memory and logic chip interfaces, in addition to other technologies. The Company believes that our chip interface technologies provide there customers a means to achieve higher performance, improved power efficiency, lower risk, and greater cost-effectiveness in their semiconductor and system products.

The Company was founded in 1990 and reincorporated in Delaware in March 1997. The Company’s principal executive offices are located at 4440 El Camino Real, Los Altos, California. The Company Internet address is www.rambus.com.

The linked share’s SEC file number is 0-22339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$36.55	$23.59	$28.03
June 30, 2004	$29.69	$15.57	$17.77
September 30, 2004	$18.25	$12.37	$15.69
December 31, 2004	$27.85	$14.87	$23.00
March 31, 2005	$23.79	$12.95	$15.07
June 30, 2005	$16.13	$13.16	$13.38
September 30, 2005	$14.65	$10.22	$12.10
December 30, 2005	$17.98	$10.75	$16.19
March 31, 2006	$40.22	$17.50	$39.34
June 30, 2006	$46.98	$19.79	$22.81
September 29, 2006	$25.38	$10.25	$17.44
December 29, 2006	$23.83	$15.87	$18.93
March 30, 2007	$23.95	$17.32	$21.25
June 29, 2007	$22.00	$17.69	$17.98
September 28, 2007	$19.60	$12.05	$19.11
December 31, 2007	$22.20	$17.64	$20.94
March 31, 2008	$26.41	$14.64	$23.31
June 30, 2008	$24.85	$18.61	$19.07
September 30, 2008	$18.90	$12.29	$12.85
December 31, 2008	$16.59	$4.95	$15.92
March 31, 2009	$18.70	$5.99	$9.46
June 30, 2009	$19.64	$9.07	$15.49
September 30, 2009	$19.93	$14.33	$17.40
December 31, 2009	$25.54	$15.54	$24.40
February 23, 2010*	$25.95	$19.98	$21.54

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RMBS

Initial price: $21.54

Protection level: 75.00%

Protection price: $16.16

Physical delivery amount: 46 ($1,000/Initial price)

Fractional shares: 0.425255

Coupon: 15.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	N/A	-22.50%	-30.00%
- 40%	N/A	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

Smith International, Inc.

According to publicly available information, Smith International, Inc. (the “Company”) is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets. The Company provides a comprehensive line of technologically-advanced products and engineering services, including drilling and completion fluid systems, solids-control equipment, waste-management services, production chemicals, three-cone and diamond drill bits, turbines, fishing services, drilling tools, underreamers, casing exit and multilateral systems, packers and liner hangers. The Company also offers supply-chain management solutions through an extensive North American branch network providing pipe, valves, fittings, mill, safety and other maintenance products.

The Company was incorporated in the state of California in January 1937 and reincorporated under Delaware law in May 1983. The Company’s executive offices are headquartered at 411 North Sam Houston Parkway, Suite 600, Houston, Texas 77060. The Company’s Internet website is located at www.smith.com.

The linked share’s SEC file number is 1-8514.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$27.45	$20.03	$26.76
June 30, 2004	$29.09	$23.86	$27.88
September 30, 2004	$31.01	$25.89	$30.37
December 31, 2004	$31.49	$26.85	$27.21
March 31, 2005	$33.15	$25.80	$31.37
June 30, 2005	$32.40	$27.35	$31.85
September 30, 2005	$35.55	$31.73	$33.31
December 30, 2005	$40.08	$29.11	$37.11
March 31, 2006	$45.37	$35.18	$38.96
June 30, 2006	$45.50	$35.80	$44.47
September 29, 2006	$46.48	$34.87	$38.80
December 29, 2006	$44.68	$35.43	$41.07
March 30, 2007	$49.05	$36.13	$48.05
June 29, 2007	$60.80	$47.68	$58.64
September 28, 2007	$74.32	$54.08	$71.40
December 31, 2007	$76.99	$58.95	$73.85
March 31, 2008	$76.89	$53.39	$64.23
June 30, 2008	$85.67	$62.74	$83.14
September 30, 2008	$88.24	$54.71	$58.64
December 31, 2008	$57.82	$18.23	$22.89
March 31, 2009	$29.44	$18.43	$21.48
June 30, 2009	$32.43	$20.50	$25.75
September 30, 2009	$30.92	$22.14	$28.70
December 31, 2009	$34.46	$25.54	$27.17
February 23, 2010*	$41.30	$27.66	$40.76

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SII

Initial price: $40.76

Protection level: 80.00%

Protection price: $32.61

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.533857

Coupon: 9.00% per annum

Maturity: August 26, 2010

Dividend yield: 1.18% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.59%
+ 90%	4.50%		90.59%
+ 80%	4.50%		80.59%
+ 70%	4.50%		70.59%
+ 60%	4.50%		60.59%
+ 50%	4.50%		50.59%
+ 40%	4.50%		40.59%
+ 30%	4.50%		30.59%
+ 20%	4.50%		20.59%
+ 10%	4.50%		10.59%
+ 5%	4.50%		5.59%

0%	4.50%		0.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.41%
- 10%	4.50%	-5.50%	-9.41%
- 20%	4.50%	-15.50%	-19.41%
- 30%	N/A	-25.50%	-29.41%
- 40%	N/A	-35.50%	-39.41%
- 50%	N/A	-45.50%	-49.41%
- 60%	N/A	-55.50%	-59.41%
- 70%	N/A	-65.50%	-69.41%
- 80%	N/A	-75.50%	-79.41%
- 90%	N/A	-85.50%	-89.41%
- 100%	N/A	-95.50%	-99.41%

Superior Energy Services, Inc.

According to publicly available information, Superior Energy Services, Inc. (the “Company”) is a provider of specialized oilfield services and equipment. The Company focuses on serving the drilling-related needs of oil and gas companies primarily through its rental tools segment, and the production-related needs of oil and gas companies through its well intervention, rental tools and marine segments. The Company also owns and operates mature oil and gas properties in the Gulf of Mexico.

The Company provides well intervention services that stimulate oil and gas production. The Company’s well intervention services include coiled tubing, electric line, pumping and stimulation, gas lift, well control, snubbing, recompletion, engineering and well evaluation, offshore oil and gas cleaning, decommissioning, plug and abandonment and mechanical wireline as of December 31, 2008.

The Company also provides services in three other business segments including: Rental Tools, Marine Lifeboat Services, and Oil and Gas Operations.

The linked share’s SEC file number is 333-22603.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$10.95	$8.98	$10.08
June 30, 2004	$11.30	$8.65	$10.05
September 30, 2004	$12.93	$9.98	$12.92
December 31, 2004	$15.73	$11.95	$15.41
March 31, 2005	$19.75	$14.81	$17.20
June 30, 2005	$18.46	$13.71	$17.80
September 30, 2005	$24.10	$17.64	$23.09
December 30, 2005	$23.97	$17.33	$21.05
March 31, 2006	$27.61	$21.30	$26.79
June 30, 2006	$35.87	$26.21	$33.90
September 29, 2006	$35.70	$21.44	$26.26
December 29, 2006	$36.48	$24.04	$32.68
March 30, 2007	$35.65	$28.21	$34.47
June 29, 2007	$41.78	$34.36	$39.92
September 28, 2007	$41.90	$34.57	$35.44
December 31, 2007	$37.95	$31.59	$34.42
March 31, 2008	$45.87	$33.81	$39.62
June 30, 2008	$57.75	$38.70	$55.14
September 30, 2008	$55.08	$28.83	$31.14
December 31, 2008	$30.81	$11.61	$15.93
March 31, 2009	$18.75	$11.20	$12.89
June 30, 2009	$24.65	$12.37	$17.27
September 30, 2009	$23.18	$14.76	$22.52
December 31, 2009	$25.91	$20.05	$24.29
February 23, 2010*	$26.94	$19.51	$20.60

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPN

Initial price: $20.60

Protection level: 80.00%

Protection price: $16.48

Physical delivery amount: 48 ($1,000/Initial price)

Fractional shares: 0.543689

Coupon: 8.50% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		100.00%
+ 90%	4.25%		90.00%
+ 80%	4.25%		80.00%
+ 70%	4.25%		70.00%
+ 60%	4.25%		60.00%
+ 50%	4.25%		50.00%
+ 40%	4.25%		40.00%
+ 30%	4.25%		30.00%
+ 20%	4.25%		20.00%
+ 10%	4.25%		10.00%
+ 5%	4.25%		5.00%

0%	4.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-5.00%
- 10%	4.25%	-5.75%	-10.00%
- 20%	4.25%	-15.75%	-20.00%
- 30%	N/A	-25.75%	-30.00%
- 40%	N/A	-35.75%	-40.00%
- 50%	N/A	-45.75%	-50.00%
- 60%	N/A	-55.75%	-60.00%
- 70%	N/A	-65.75%	-70.00%
- 80%	N/A	-75.75%	-80.00%
- 90%	N/A	-85.75%	-90.00%
- 100%	N/A	-95.75%	-100.00%

SunTrust Banks, Inc.

According to publicly available information, SunTrust Banks, Inc. (the “Company”) is a diversified financial services holding company whose businesses provide a broad range of financial services to consumer and corporate clients. The Company was incorporated in 1984 under the laws of the State of Georgia. The principal executive offices of the Company are located in the SunTrust Plaza, Atlanta, Georgia 30308. As of December 31, 2008, there were 29,333 full-time equivalent employees within the Company.

The linked share’s SEC file number is: 001-08918.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$76.65	$68.04	$69.71
June 30, 2004	$71.07	$61.28	$64.99
September 30, 2004	$70.69	$63.50	$70.41
December 31, 2004	$74.37	$67.03	$73.88
March 31, 2005	$74.18	$69.01	$72.07
June 30, 2005	$75.00	$69.60	$72.24
September 30, 2005	$75.77	$68.85	$69.45
December 30, 2005	$75.46	$65.32	$72.76
March 31, 2006	$76.75	$69.68	$72.76
June 30, 2006	$78.33	$72.56	$76.26
September 29, 2006	$81.59	$75.11	$77.28
December 29, 2006	$85.64	$76.76	$84.45
March 30, 2007	$87.43	$80.76	$83.04
June 29, 2007	$91.29	$78.18	$85.74
September 28, 2007	$90.47	$73.61	$75.67
December 31, 2007	$78.75	$60.04	$62.49
March 31, 2008	$70.00	$52.95	$55.14
June 30, 2008	$60.80	$32.34	$36.22
September 30, 2008	$62.75	$25.67	$44.99
December 31, 2008	$57.73	$19.77	$29.54
March 31, 2009	$30.14	$6.00	$11.74
June 30, 2009	$20.86	$10.50	$16.45
September 30, 2009	$24.42	$14.50	$22.55
December 31, 2009	$23.88	$18.45	$20.29
February 23, 2010*	$26.20	$20.16	$22.76

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STI

Initial price: $22.76

Protection level: 80.00%

Protection price: $18.21

Physical delivery amount: 43 ($1,000/Initial price)

Fractional shares: 0.936731

Coupon: 10.25% per annum

Maturity: August 26, 2010

Dividend yield: 0.97% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.49%
+ 90%	5.125%		90.49%
+ 80%	5.125%		80.49%
+ 70%	5.125%		70.49%
+ 60%	5.125%		60.49%
+ 50%	5.125%		50.49%
+ 40%	5.125%		40.49%
+ 30%	5.125%		30.49%
+ 20%	5.125%		20.49%
+ 10%	5.125%		10.49%
+ 5%	5.125%		5.49%

0%	5.125%		0.49%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.51%
- 10%	5.125%	-4.875%	-9.51%
- 20%	5.125%	-14.875%	-19.51%
- 30%	N/A	-24.875%	-29.51%
- 40%	N/A	-34.875%	-39.51%
- 50%	N/A	-44.875%	-49.51%
- 60%	N/A	-54.875%	-59.51%
- 70%	N/A	-64.875%	-69.51%
- 80%	N/A	-74.875%	-79.51%
- 90%	N/A	-84.875%	-89.51%
- 100%	N/A	-94.875%	-99.51%

Seagate Technology

According to publicly available information, Seagate Technology (the “Company”) designs, manufactures and markets rigid disc drives. Rigid disc drives, which are commonly referred to as disc drives or hard drives, are used as the primary medium for storing electronic information in systems ranging from desktop and notebook computers, and consumer electronics devices to data centers delivering information over corporate networks and the Internet. The Company’s enterprise applications are used in enterprise servers, mainframes and workstations; its desktop applications are used in desktop computers; its mobile computing applications are used in notebook computers; and its consumer electronics applications are used in devices such as digital video recorders, digital music players and gaming devices.

At July 3, 2009, the Company employed 47,000 employees, temporary employees and contractors worldwide.

The linked share’s SEC file number is 001-31560.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	$13.41	$10.80	$12.12
December 31, 2008	$12.17	$3.67	$4.43
March 31, 2009	$6.56	$2.98	$6.01
June 30, 2009	$10.63	$5.51	$10.46
September 30, 2009	$16.16	$9.26	$15.21
December 31, 2009	$18.59	$13.79	$18.19
February 23, 2010*	$20.93	$16.48	$20.33

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STX

Initial price: $20.33

Protection level: 80.00%

Protection price: $16.26

Physical delivery amount: 49 ($1,000/Initial price)

Fractional shares: 0.188392

Coupon: 10.25% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%

0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.12%	-5.00%
- 10%	5.125%	-4.88%	-10.00%
- 20%	5.125%	-14.88%	-20.00%
- 30%	N/A	-24.88%	-30.00%
- 40%	N/A	-34.88%	-40.00%
- 50%	N/A	-44.88%	-50.00%
- 60%	N/A	-54.88%	-60.00%
- 70%	N/A	-64.88%	-70.00%
- 80%	N/A	-74.88%	-80.00%
- 90%	N/A	-84.88%	-90.00%
- 100%	N/A	-94.88%	-100.00%

SolarWinds, Inc.

According to publicly available information, SolarWinds, Inc. is a provider of powerful yet easy-to-use enterprise-class network management software for network professionals. As of December 31, 2008, the Company’s generated revenue was $93.1 million.

The Company’s executive offices are located in Austin, Texas.

The linked share’s SEC file number is 001-34358.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	N/A	N/A	N/A
December 31, 2008	N/A	N/A	N/A
March 31, 2009	N/A	N/A	N/A
June 30, 2009	$16.81	$12.70	$16.49
September 30, 2009	$24.25	$14.75	$22.03
December 31, 2009	$23.65	$16.89	$23.01
February 23, 2010*	$23.52	$18.31	$19.37

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWI

Initial price: $19.37

Protection level: 80.00%

Protection price: $15.50

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.626226

Coupon: 10.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

Southwestern Energy Company

According to publicly available information, Southwestern Energy Company (the “Company”) is an independent energy company primarily focused on natural gas. The Company’s primary business is the exploration, development and production of natural gas and crude oil within the United States, with operations principally located in Arkansas, Oklahoma, Texas, and New Mexico. As of December 31, 2008, the Company is also focused on creating and capturing additional value at and beyond the wellhead through its established natural gas distribution and marketing businesses and its expanding gathering activities. The Company’s marketing and gas gathering businesses are collectively referred to as its Midstream Services. The Company operates principally in three segments: Exploration and Production, Midstream Services and Natural Gas Distribution.

The linked share’s SEC file number is 1-08246.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$3.11	$2.42	$3.02
June 30, 2004	$3.62	$2.95	$3.58
September 30, 2004	$5.36	$3.65	$5.25
December 31, 2004	$6.93	$5.06	$6.34
March 31, 2005	$7.89	$5.55	$7.10
June 30, 2005	$11.93	$6.72	$11.75
September 30, 2005	$18.72	$12.00	$18.35
December 30, 2005	$20.89	$15.60	$17.97
March 31, 2006	$22.13	$14.47	$16.10
June 30, 2006	$20.59	$11.85	$15.58
September 29, 2006	$19.18	$13.88	$14.94
December 29, 2006	$21.48	$13.62	$17.53
March 30, 2007	$20.82	$15.79	$20.49
June 29, 2007	$25.26	$20.38	$22.25
September 28, 2007	$23.23	$17.84	$20.93
December 31, 2007	$28.50	$20.85	$27.86
March 31, 2008	$35.39	$23.77	$33.69
June 30, 2008	$49.45	$32.96	$47.61
September 30, 2008	$52.46	$27.04	$30.54
December 31, 2008	$39.08	$19.05	$28.97
March 31, 2009	$35.48	$25.33	$29.69
June 30, 2009	$46.47	$28.90	$38.85
September 30, 2009	$45.80	$34.26	$42.68
December 31, 2009	$51.33	$39.77	$48.20
February 23, 2010*	$52.82	$40.51	$42.49

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWN

Initial price: $42.49

Protection level: 80.00%

Protection price: $33.99

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.534949

Coupon: 8.50% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		100.00%
+ 90%	4.25%		90.00%
+ 80%	4.25%		80.00%
+ 70%	4.25%		70.00%
+ 60%	4.25%		60.00%
+ 50%	4.25%		50.00%
+ 40%	4.25%		40.00%
+ 30%	4.25%		30.00%
+ 20%	4.25%		20.00%
+ 10%	4.25%		10.00%
+ 5%	4.25%		5.00%

0%	4.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-5.00%
- 10%	4.25%	-5.75%	-10.00%
- 20%	4.25%	-15.75%	-20.00%
- 30%	N/A	-25.75%	-30.00%
- 40%	N/A	-35.75%	-40.00%
- 50%	N/A	-45.75%	-50.00%
- 60%	N/A	-55.75%	-60.00%
- 70%	N/A	-65.75%	-70.00%
- 80%	N/A	-75.75%	-80.00%
- 90%	N/A	-85.75%	-90.00%
- 100%	N/A	-95.75%	-100.00%

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 01-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 28, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
June 30, 2008	$19.65	$13.33	$13.99
September 30, 2008	$14.90	$9.80	$11.34
December 31, 2008	$11.29	$5.31	$8.81
March 31, 2009	$9.78	$4.04	$5.47
June 30, 2009	$11.52	$5.25	$9.19
September 30, 2009	$10.63	$7.34	$9.59
December 31, 2009	$13.18	$8.39	$12.52
February 23, 2010*	$15.27	$10.55	$11.73

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $11.73

Protection level: 75.00%

Protection price: $8.80

Physical delivery amount: 85 ($1,000/Initial price)

Fractional shares: 0.251492

Coupon: 12.50% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.00%
+ 90%	6.25%		90.00%
+ 80%	6.25%		80.00%
+ 70%	6.25%		70.00%
+ 60%	6.25%		60.00%
+ 50%	6.25%		50.00%
+ 40%	6.25%		40.00%
+ 30%	6.25%		30.00%
+ 20%	6.25%		20.00%
+ 10%	6.25%		10.00%
+ 5%	6.25%		5.00%

0%	6.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-5.00%
- 10%	6.25%	-3.75%	-10.00%
- 20%	6.25%	-13.75%	-20.00%
- 30%	N/A	-23.75%	-30.00%
- 40%	N/A	-33.75%	-40.00%
- 50%	N/A	-43.75%	-50.00%
- 60%	N/A	-53.75%	-60.00%
- 70%	N/A	-63.75%	-70.00%
- 80%	N/A	-73.75%	-80.00%
- 90%	N/A	-83.75%	-90.00%
- 100%	N/A	-93.75%	-100.00%

Trina Solar Limited

According to publicly available information, Trina Solar Limited (the “Company”) is an integrated solar-power products manufacturer based in China. The Company has integrated the manufacturing of ingots, wafers and solar cells for use in our PV module production. As of December 31, 2008, the Company had an annual module manufacturing capacity of approximately 350 megawatts. The Company had net revenues of $831.9 million in 2008.

The linked share’s SEC file number is 001-33195.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$13.38	$9.41	$9.45
March 30, 2007	$25.47	$8.80	$22.04
June 29, 2007	$34.45	$19.38	$25.73
September 28, 2007	$36.53	$19.40	$28.49
December 31, 2007	$34.13	$16.30	$26.90
March 31, 2008	$28.25	$12.94	$15.37
June 30, 2008	$26.75	$14.82	$15.32
September 30, 2008	$17.46	$11.03	$11.48
December 31, 2008	$12.37	$2.81	$4.65
March 31, 2009	$6.89	$2.88	$5.21
June 30, 2009	$14.20	$5.09	$12.82
September 30, 2009	$17.95	$10.05	$16.09
December 31, 2009	$28.20	$14.39	$26.99
March 2, 2010*	$31.12	$19.53	$22.69

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 2, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSL

Initial price: $22.96

Protection level: 70.00%

Protection price: $16.07

Physical delivery amount: 43 ($1,000/Initial price)

Fractional shares: 0.554007

Coupon: 16.50% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		100.00%
+ 90%	8.25%		90.00%
+ 80%	8.25%		80.00%
+ 70%	8.25%		70.00%
+ 60%	8.25%		60.00%
+ 50%	8.25%		50.00%
+ 40%	8.25%		40.00%
+ 30%	8.25%		30.00%
+ 20%	8.25%		20.00%
+ 10%	8.25%		10.00%
+ 5%	8.25%		5.00%

0%	8.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-5.00%
- 10%	8.25%	-1.75%	-10.00%
- 20%	8.25%	-11.75%	-20.00%
- 30%	8.25%	-21.75%	-30.00%
- 40%	N/A	-31.75%	-40.00%
- 50%	N/A	-41.75%	-50.00%
- 60%	N/A	-51.75%	-60.00%
- 70%	N/A	-61.75%	-70.00%
- 80%	N/A	-71.75%	-80.00%
- 90%	N/A	-81.75%	-90.00%
- 100%	N/A	-91.75%	-100.00%

Textron Inc.

According to publicly available information, Textron Inc. (the “Company”) is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services around the world. The Company was founded in 1923 and, as of December 31, 2008, has 43,000 employees worldwide.

The linked share’s SEC file number is 001-5480.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$29.82	$25.30	$26.58
June 30, 2004	$30.11	$25.97	$29.68
September 30, 2004	$33.06	$28.58	$32.14
December 31, 2004	$37.46	$31.09	$36.90
March 31, 2005	$40.36	$34.23	$37.31
June 30, 2005	$39.32	$34.80	$37.93
September 30, 2005	$39.50	$32.60	$35.86
December 30, 2005	$40.00	$34.41	$38.49
March 31, 2006	$47.50	$37.76	$46.70
June 30, 2006	$49.47	$41.12	$46.09
September 29, 2006	$46.82	$40.23	$43.75
December 29, 2006	$49.25	$43.22	$46.89
March 30, 2007	$49.40	$43.60	$44.90
June 29, 2007	$57.08	$44.86	$55.06
September 28, 2007	$63.36	$48.61	$62.21
December 31, 2007	$74.40	$61.96	$71.30
March 31, 2008	$69.48	$47.85	$55.42
June 30, 2008	$64.78	$47.03	$47.93
September 30, 2008	$49.74	$26.46	$29.28
December 31, 2008	$29.16	$10.28	$13.87
March 31, 2009	$16.52	$3.57	$5.74
June 30, 2009	$14.37	$5.42	$9.66
September 30, 2009	$20.98	$8.52	$18.98
December 31, 2009	$21.00	$17.39	$18.81
February 23, 2010*	$23.46	$17.96	$19.53

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TXT

Initial price: $19.53

Protection level: 80.00%

Protection price: $15.62

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.203277

Coupon: 9.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.41% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.21%
+ 90%	4.50%		90.21%
+ 80%	4.50%		80.21%
+ 70%	4.50%		70.21%
+ 60%	4.50%		60.21%
+ 50%	4.50%		50.21%
+ 40%	4.50%		40.21%
+ 30%	4.50%		30.21%
+ 20%	4.50%		20.21%
+ 10%	4.50%		10.21%
+ 5%	4.50%		5.21%

0%	4.50%		0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.79%
- 10%	4.50%	-5.50%	-9.79%
- 20%	4.50%	-15.50%	-19.79%
- 30%	N/A	-25.50%	-29.79%
- 40%	N/A	-35.50%	-39.79%
- 50%	N/A	-45.50%	-49.79%
- 60%	N/A	-55.50%	-59.79%
- 70%	N/A	-65.50%	-69.79%
- 80%	N/A	-75.50%	-79.79%
- 90%	N/A	-85.50%	-89.79%
- 100%	N/A	-95.50%	-99.79%

UAL Corporation

According to publicly available information, UAL Corporation (the “Company”) was incorporated under the laws of the State of Delaware on December 30, 1968. World headquarters is located at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007.

The Company is a holding company whose principal subsidiary is United Air Lines, Inc. (“United”). United’s operations, which consist primarily of the transportation of persons, property, and mail throughout the U.S. and abroad, accounted for most of UAL’s revenues and expenses in 2006. United provides these services through full-sized jet aircraft, as well as smaller aircraft in its regional operations conducted under contract by “United Express®” carriers.

United is one of the largest passenger airlines in the world with more than 3,000 flights a day to more than 200 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, DC, based on its annual flight schedule as of January 1, 2009.

The linked share’s SEC file number is 001-06033.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$43.00	$29.51	$39.93
June 30, 2006	$40.05	$26.02	$31.02
September 29, 2006	$32.17	$21.91	$26.57
December 29, 2006	$46.52	$26.79	$44.00
March 30, 2007	$51.56	$36.64	$38.17
June 29, 2007	$44.32	$31.62	$40.59
September 28, 2007	$50.00	$35.90	$46.53
December 31, 2007	$51.60	$33.48	$35.66
March 31, 2008	$41.45	$19.71	$21.53
June 30, 2008	$24.87	$5.22	$5.22
September 30, 2008	$15.84	$2.80	$8.79
December 31, 2008	$16.73	$4.55	$11.02
March 31, 2009	$12.88	$3.45	$4.48
June 30, 2009	$6.90	$3.08	$3.19
September 30, 2009	$9.76	$3.07	$9.22
December 31, 2009	$13.33	$6.23	$12.91
February 23, 2010*	$16.33	$12.14	$15.58

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UAUA

Initial price: $15.58

Protection level: 70.00%

Protection price: $10.91

Physical delivery amount: 64 ($1,000/Initial price)

Fractional shares: 0.184852

Coupon: 20.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Weatherford International Ltd.

According to publicly available information, Weatherford International Ltd. (the “Company”) is a provider of equipment and services used for the drilling, evaluation, completion, production and intervention of oil and natural gas wells. The Company was originally incorporated in Delaware in 1972, and as a result of corporate reorganization in 2002, is now incorporated in Bermuda. The Company’s principal executive offices are located at 515 Post Oak Boulevard, Houston, Texas 77027 and their Internet address is www.weatherford.com. Many of the Company’s businesses, including those of Weatherford Enterra, have been operating for more than 50 years.

The Company operates in approximately 100 countries through approximately 800 service, sales and manufacturing locations, which are located in nearly all of the oil and natural gas producing regions in the world. The Company’s product offerings can be grouped into ten service lines: 1) artificial lift systems; 2) drilling services; 3) well construction; 4) drilling tools; 5) completion systems; 6) wireline and evaluation services; 7) re-entry and fishing; 8) stimulation and chemicals; 9) integrated drilling; and 10) pipeline and specialty services. In 2008, the Company finalized the divestiture of our oil and gas development and production business. At December 31, 2008, the Company employed approximately 50,000 employees

The linked share’s SEC file number is 001-31339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$11.78	$8.96	$10.51
June 30, 2004	$11.50	$9.92	$11.25
September 30, 2004	$12.89	$10.83	$12.76
December 31, 2004	$13.81	$12.16	$12.83
March 31, 2005	$15.33	$12.13	$14.49
June 30, 2005	$15.11	$11.91	$14.50
September 30, 2005	$17.84	$14.29	$17.17
December 30, 2005	$18.97	$14.25	$18.10
March 31, 2006	$23.10	$18.25	$22.88
June 30, 2006	$29.37	$22.13	$24.81
September 29, 2006	$25.85	$18.54	$20.86
December 29, 2006	$23.53	$19.13	$20.90
March 30, 2007	$23.45	$18.12	$22.55
June 29, 2007	$29.52	$22.52	$27.62
September 28, 2007	$34.95	$24.32	$33.59
December 31, 2007	$36.11	$28.77	$34.30
March 31, 2008	$36.83	$25.92	$36.24
June 30, 2008	$49.98	$34.97	$49.59
September 30, 2008	$49.76	$22.26	$25.14
December 31, 2008	$24.58	$7.75	$10.82
March 31, 2009	$14.47	$9.08	$11.07
June 30, 2009	$23.74	$10.50	$19.56
September 30, 2009	$23.00	$17.23	$20.73
December 31, 2009	$20.92	$15.43	$17.91
February 23, 2010*	$20.84	$14.63	$16.24

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFT

Initial price: $16.24

Protection level: 80.00%

Protection price: $12.99

Physical delivery amount: 61 ($1,000/Initial price)

Fractional shares: 0.576355

Coupon: 10.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in North America and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. As of December 31, 2008, the Company has annual raw steel production capability of 31.7 million net tons and is the fifth largest steel producer in the world. The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the North America and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$40.15	$31.40	$37.27
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 28, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
September 30, 2008	$180.57	$68.63	$77.61
December 31, 2008	$77.92	$20.73	$37.20
March 31, 2009	$41.30	$16.66	$21.13
June 30, 2009	$43.15	$20.18	$35.74
September 30, 2009	$51.65	$29.36	$44.37
December 31, 2009	$58.19	$33.25	$55.12
February 23, 2010*	$66.45	$42.33	$51.09

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $51.09

Protection level: 75.00%

Protection price: $38.32

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.573302

Coupon: 10.75% per annum

Maturity: August 26, 2010

Dividend yield: 0.39% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.20%
+ 90%	5.375%		90.20%
+ 80%	5.375%		80.20%
+ 70%	5.375%		70.20%
+ 60%	5.375%		60.20%
+ 50%	5.375%		50.20%
+ 40%	5.375%		40.20%
+ 30%	5.375%		30.20%
+ 20%	5.375%		20.20%
+ 10%	5.375%		10.20%
+ 5%	5.375%		5.20%

0%	5.375%		0.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.80%
- 10%	5.375%	-4.625%	-9.80%
- 20%	5.375%	-14.625%	-19.80%
- 30%	N/A	-24.625%	-29.80%
- 40%	N/A	-34.625%	-39.80%
- 50%	N/A	-44.625%	-49.80%
- 60%	N/A	-54.625%	-59.80%
- 70%	N/A	-64.625%	-69.80%
- 80%	N/A	-74.625%	-79.80%
- 90%	N/A	-84.625%	-89.80%
- 100%	N/A	-94.625%	-99.80%

Zions Bancorporation

According to publicly available information, Zions Bancorporation (the “Company”) is a financial holding company which owns and operates eight commercial banks with a total of 513 domestic branches as of December 31, 2008. The Company provides a full range of banking and related services through its banking and other subsidiaries, primarily in Utah, California, Texas, Arizona, Nevada, Colorado, Idaho, Washington, and Oregon. As of December 31, 2008, the Company’s employees totaled 11,011.

The linked share’s SEC file number is 001-12307.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$61.72	$55.94	$57.20
June 30, 2004	$62.04	$54.09	$61.45
September 30, 2004	$64.38	$58.41	$61.04
December 31, 2004	$69.29	$59.54	$68.03
March 31, 2005	$70.45	$63.33	$69.02
June 30, 2005	$75.17	$66.25	$73.53
September 30, 2005	$74.00	$68.46	$71.21
December 30, 2005	$77.67	$66.68	$75.56
March 31, 2006	$85.25	$75.13	$82.73
June 30, 2006	$84.18	$76.28	$77.94
September 29, 2006	$84.09	$75.25	$79.81
December 29, 2006	$83.15	$77.37	$82.44
March 30, 2007	$88.56	$81.18	$84.52
June 29, 2007	$86.00	$76.60	$76.91
September 28, 2007	$81.43	$67.51	$68.67
December 31, 2007	$73.00	$45.71	$46.69
March 31, 2008	$57.05	$39.31	$45.55
June 30, 2008	$51.10	$29.47	$31.49
September 30, 2008	$107.59	$17.54	$38.70
December 31, 2008	$47.94	$21.07	$24.51
March 31, 2009	$25.52	$5.90	$9.83
June 30, 2009	$20.96	$8.88	$11.56
September 30, 2009	$20.36	$10.25	$17.97
December 31, 2009	$19.03	$12.50	$12.83
February 23, 2010*	$20.58	$12.88	$18.18

*	High, low and closing prices are for the period starting January 1, 2010 and ending February 23, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ZION

Initial price: $18.18

Protection level: 70.00%

Protection price: $12.73

Physical delivery amount: 55 ($1,000/Initial price)

Fractional shares: 0.005501

Coupon: 12.00% per annum

Maturity: August 26, 2010

Dividend yield: 0.39% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.20%
+ 90%	6.00%		90.20%
+ 80%	6.00%		80.20%
+ 70%	6.00%		70.20%
+ 60%	6.00%		60.20%
+ 50%	6.00%		50.20%
+ 40%	6.00%		40.20%
+ 30%	6.00%		30.20%
+ 20%	6.00%		20.20%
+ 10%	6.00%		10.20%
+ 5%	6.00%		5.20%

0%	6.00%		0.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.80%
- 10%	6.00%	-4.00%	-9.80%
- 20%	6.00%	-14.00%	-19.80%
- 30%	6.00%	-24.00%	-29.80%
- 40%	N/A	-34.00%	-39.80%
- 50%	N/A	-44.00%	-49.80%
- 60%	N/A	-54.00%	-59.80%
- 70%	N/A	-64.00%	-69.80%
- 80%	N/A	-74.00%	-79.80%
- 90%	N/A	-84.00%	-89.80%
- 100%	N/A	-94.00%	-99.80%